Exhibit 4.4

EXECUTION COPY

COLLATERAL AGREEMENT

dated as of

August 13, 2009

among

AFFINIA GROUP INTERMEDIATE HOLDINGS INC.,

AFFINIA GROUP INC.,

CERTAIN OTHER SUBSIDIARIES OF

AFFINIA GROUP INTERMEDIATE HOLDINGS INC.

FROM TIME TO TIME PARTY HERETO,

and

WILMINGTON TRUST FSB,

as Noteholder Collateral Agent

Reference is made to the Lien Subordination and Intercreditor Agreement dated as of August 13, 2009, among Bank of America, N.A., as Bank Collateral Agent for the Revolving Facility Secured Parties referred to therein; Wilmington Trust FSB, as Trustee and as Noteholder Collateral Agent; Affinia Group Inc.; Affinia Group Intermediate Holdings Inc.; and the subsidiaries of Affinia Group Inc. named therein (the “Intercreditor Agreement”). Notwithstanding any other provision contained herein, this Agreement, the Liens created hereby and the rights, remedies, duties and obligations provided for herein are subject in all respects to the provisions of the Intercreditor Agreement and, to the extent provided therein, the applicable Senior Secured Obligations Security Documents (as defined in the Intercreditor Agreement). In the event of any conflict or inconsistency between the provisions of this Agreement and those of the Intercreditor Agreement, the provisions of the Intercreditor Agreement shall control.

COLLATERAL AGREEMENT

COLLATERAL AGREEMENT, dated as of August 13, 2009, among AFFINIA GROUP INTERMEDIATE HOLDINGS INC., a Delaware corporation (“Holdings”), AFFINIA GROUP INC., a Delaware corporation (the “Company”), each Domestic Subsidiary of Holdings set forth on the signature pages hereto as a Grantor (together with Holdings, the Company and each other Domestic Subsidiary that becomes a party hereto pursuant to Section 19(b) hereof, collectively, the “Grantors”), and WILMINGTON TRUST FSB (in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise, “Wilmington Trust FSB”), as noteholder collateral agent (in such capacity, together with any successor collateral agent, the “Noteholder Collateral Agent”) for the benefit of the Secured Parties (as defined below).

PRELIMINARY STATEMENTS

(1) Holdings, the Company and the other Grantors party thereto have entered into (a) an Indenture dated as of the date hereof (said Indenture, as it may hereafter be amended, restated, modified, supplemented or otherwise modified from time to time, being the “Indenture”) with Wilmington Trust FSB, as trustee (in such capacity, the “Trustee”) and as Noteholder Collateral Agent and (b) a Purchase Agreement, dated as of August 6, 2009 (the “Purchase Agreement”), among Holdings, the Company, the Grantors and the Initial Purchasers named therein (the “Initial Purchasers”).

(2) Pursuant to the Indenture, the Grantors are entering into this Agreement in order to grant to the Noteholder Collateral Agent for the ratable benefit of the Secured Parties a security interest in the Collateral (as hereinafter defined) to secure the Obligations (as hereinafter defined).

(3) The Intercreditor Agreement governs the relative rights and priorities of the Secured Parties and the Noteholder Secured Parties in respect of all Collateral.

(4) It is a condition precedent to the purchasing of the Notes by the Initial Purchasers that the Grantors shall have granted the security interests and made the pledges and assignments contemplated by this Agreement.

(5) Each Grantor will derive substantial direct and indirect benefit from the transactions contemplated by the Indenture and the Purchase Agreement.

(6) Unless otherwise defined in this Agreement, terms defined in Article 8 or 9 of the UCC (as defined below) are used in this Agreement as such terms are defined in such Article 8 or 9 (including Accounts, Certificated Security, Chattel Paper, Commercial Tort Claims, Commodity Account, Commodity Contract, Commodity Intermediary, Deposit Accounts, Documents, Electronic Chattel Paper, Equipment, Farm Products, Financial Assets, Fixtures, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter of Credit Rights, Securities Accounts, Securities Intermediary, Security, Security Entitlements, Supporting Obligations and Tangible Chattel Paper). Additionally, the following terms shall have the following meanings:

“Account Debtor” shall mean each Person who is obligated under an Account.

“Additional Grantor” shall have the meaning specified in Section 19(b).

“Administrative Agent” shall mean Bank of America, N.A., as administrative agent in such capacity, together with any successor administrative agent.

“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by or under direct or indirect common Control with, such Person.

“After-Acquired Intellectual Property” shall have the meaning specified in Section 10(g).

“Agreement” shall mean this Collateral Agreement, as modified, supplemented, amended, restated (including any amendment and restatement hereof), extended or renewed from time to time.

“Agreement Collateral” shall have the meaning specified in Section 1(a)(xvi).

“Assigned Agreements” shall have the meaning specified in Section 1(a)(xvi).

“Bank Collateral Agent” shall have the meaning given to the term “Collateral Agent” in the Intercreditor Agreement.

“Business Day” shall have the meaning specified in the Indenture.

“Cash Collateral” shall mean cash, and any interest or other income earned thereon, that is delivered to the Noteholder Collateral Agent as security for the payment of the Obligations.

“Cash Equivalents” shall mean, as to any Person, (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or territory or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, then equivalent ratings from another nationally recognized service), (c) U.S. Dollar-denominated time deposits, certificates of deposit and bankers acceptances maturing within 180 days from the date of acquisition thereof and issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any commercial bank organized under the laws of the United States of America or any state, province or territory thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000 (or the relevant foreign currency equivalent thereof) and whose long-term debt, or whose parent holding company’s long-term debt, is rated A (or such similar equivalent rating or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act), (d) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (c) above, (e) commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by S&P or at least P 1 or the equivalent thereof by Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, then equivalent ratings from another nationally recognized service) and in each case maturing not more than 270 days after the date of acquisition by such Person, and (f) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (a) through (e) above.

“Class” shall mean each class of Secured Parties with outstanding Obligations secured hereby at such time.

“Collateral” shall have the meaning specified in Section 1(a).

“Collateral Agreement Supplement” shall mean a Collateral Agreement Supplement substantially in the form of Exhibit B (appropriately completed).

“Collateral Access Agreement” shall mean an agreement setting forth the rights of the Noteholder Collateral Agent with respect to Collateral located on any leased Real Property or Collateral held, handled or processed by a warehouseman, processor, shipper, customs broker or freight forwarder, repairman, mechanic, consignee or bailee, in each case, in form and substance reasonably satisfactory to the Administrative Agent.

“Commodity Account Control Agreement” shall mean an agreement in form reasonably satisfactory to the Controlling Agent sufficient to grant the Controlling Agent Control over a specified Commodity Account.

“Company” shall have the meaning specified in the first paragraph of this Agreement.

“Computer Software” shall mean all computer software, programs and databases (including, without limitation, source code, object code and all related applications and data files), firmware and documentation and materials relating thereto, together with any and all maintenance rights, service rights, programming rights, hosting rights, test rights, improvement rights, renewal rights and indemnification rights and any substitutions, replacements, improvements, error corrections, updates and new versions of any of the foregoing.

“Control” shall mean (i) in the case of each Deposit Account, “control,” as such term is defined in Section 9-104 of the UCC, (ii) in the case of any Security Entitlement, “control,” as such term is defined in Section 8-106 of the UCC and (iii) in the case of any Commodity Contract, “control,” as such term is defined in Section 9-106 of the UCC and (iv) in the case of any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.

“Control Agreements” shall mean, collectively, the Deposit Account Control Agreements, the Securities Account Control Agreements and the Commodity Account Control Agreements.

“Controlling Agent” shall mean (i) following the Revolving Facility First Lien Collateral Transition Date, the Noteholder Collateral Agent and (ii) in all other cases, the Bank Collateral Agent.

“Copyrights” shall mean all copyright rights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations thereof, and all applications in connection therewith, including all registrations and applications in the United States Copyright Office, and the right to obtain all renewals thereof.

“Default Rate” shall mean 200 basis points in excess of the otherwise applicable rate of interest.

“Deposit Account Control Agreement” shall mean a “control agreement” in form and substance reasonably acceptable to the Controlling Agent and containing terms regarding the treatment of all cash and other amounts on deposit in (or credited to) the respective Deposit Account (other than Excluded Accounts) governed by such Deposit Control Agreement.

“Domestic Subsidiary” shall have the meaning specified in the Intercreditor Agreement.

“Equity Interests” shall mean “Capital Stock” as defined in the Intercreditor Agreement.

“Event of Default” shall have the meaning specified in the Indenture.

“Excluded Account” shall mean all of the following Deposit Accounts: (w) disbursement accounts established solely for the payment of medical and dental expenses in connection with health insurance programs for employees of Holdings and its Subsidiaries, (x) petty cash accounts established (or otherwise maintained) by any Grantor that do not have cash balances at any time exceeding $1,000,000 in the aggregate for all such petty cash accounts of the Grantors, (y) payroll tax accounts established at Toronto-Dominion Bank at which no balances in excess of Cdn. $100,000 are maintained other than immediately prior to payroll tax disbursements to be funded therefrom, and (z) any accounts maintained at banks or other financial institutions located outside of the United States or Canada that do not have cash balances, in the aggregate, in excess of €500,000.

“Excluded Assets” shall mean the collective reference to (a) any motor vehicle or other asset covered by a certificate of title or ownership to the extent that a security interest in such asset cannot be perfected by the filing of a financing statement under the UCC, (b) any asset of a Grantor (including Equity Interests and any lease, license, contract, property right or agreement to which a Grantor is a party, and any of its rights or interest thereunder) owned on the Issue Date to the extent that, and for so long as, such grant of a security interest in such asset would violate any applicable law, rule or regulation, or would violate, breach, terminate, constitute a default under or require any consent not obtained under or give rise to any right of acceleration, modification or cancellation under, the organizational documents of any Subsidiary that is not a Wholly Owned Subsidiary (as defined in the Indenture) or any contractual obligation (including Liens, leases and licenses permitted under the Indenture) binding on such Grantor or on such asset and in effect on the Issue Date (in each case, only to the extent that such contractual obligations are effective under applicable law), (c) any asset of a Grantor (including Equity Interests and any lease, license, contract, property right or agreement to which a Grantor is a party, and any of its rights or interest thereunder) acquired by a Grantor after the Issue Date, to the extent that, and for so long as, (A) the grant of a security interest in such assets would violate any applicable law, rule or regulation, or would violate, breach, terminate, constitute a default under or require any consent not obtained (following commercially reasonable efforts by the applicable Grantor) under or give rise to any right of acceleration, modification or cancellation under, the organizational documents of any Subsidiary that is not a Wholly Owned Subsidiary (as defined in the Indenture) or any contractual obligation (including Liens, leases and licenses permitted under the Indenture) binding on such Grantor or on such asset and (B) such law, regulation, organizational document or contractual obligation existed at the time of the acquisition thereof and was not (except in the case of customary restrictions and conditions contained in agreements and other documents (including organizational documents) governing any Permitted Joint Venture (as defined in the Indenture)) created or made binding upon such asset in contemplation of or in connection with the acquisition of such asset, (d) any of the outstanding Voting Equity Interests of a Foreign Subsidiary in excess of 65% of the Voting Equity Interests of such Foreign Subsidiary, (e) any and all leasehold interests in Real Property, (f) any Letter of Credit Rights to the extent a Grantor is required by applicable law to apply the proceeds of a drawing of such letter of credit for a specified purpose, (g) any trademark application filed on an “intent-to-use” basis prior to the filing under Section 1(c) or Section 1(d) of the Lanham Act of a “Statement of Use” or an “Amendment to Allege Use” with respect thereto, to the extent that, and for so long as, the grant of a security interest therein would impair the validity or enforceability of such “intent-to-use” trademark application under applicable federal law, or (h) Commercial Tort Claims with a value of less than $500,000; provided, however, that Excluded Assets will not include any asset of a Grantor which secures any Noteholder Obligation.

“First Priority” shall mean, with respect to any Lien purported to be created on any Collateral pursuant to any Noteholder Security Document, that such Lien is prior in right to any other Lien thereon, other than any Permitted Collateral Lien (as defined in the Indenture) and any Permitted Lien (as defined in the Indenture, excluding Permitted Liens as described in clause (2) of Section 4.08 of the Indenture) applicable to such Collateral which as a matter of law have priority over the respective Liens on such Collateral created pursuant to the relevant Noteholder Security Document.

“Foreign Subsidiary” shall mean, as to any Person, any Subsidiary of such Person that is not a Domestic Subsidiary of such Person.

“Grantor Obligations” shall mean all Obligations of the Grantors and any guarantees of such Obligations of the Grantors pursuant to any Guaranty or pursuant to any other Noteholder Document.

“Grantors” shall have the meaning specified in the first paragraph of this Agreement.

“Hedge Obligations” shall mean all Obligations that are owing by any Grantor under the Qualified Secured Hedging Agreements.

“Holdings” shall have the meaning specified in the first paragraph of this Agreement.

“Indemnified Party” shall have the meaning specified in Section 18.

“Indenture” shall have the meaning specified in the recitals of this Agreement.

“Intellectual Property” shall mean the property described in Section 1(a)(xvii).

“Intellectual Property Collateral” shall have the meaning specified in Section 1(a)(xvii).

“Intellectual Property Security Agreement” shall have the meaning specified in Section 10(f).

“Intercompany Note” shall mean a promissory note evidencing intercompany loans, duly executed and delivered substantially in the form of Exhibit A (or such other form as shall be reasonably satisfactory to the Noteholder Collateral Agent), with blanks completed in conformity herewith.

“Intercreditor Agreement” shall have the meaning specified on the cover page hereof.

“IP Agreements” shall mean all written agreements, permits, consents and orders relating to the license, development, use or disclosure of any Intellectual Property Collateral to which a Grantor, now or hereafter, is a party or with respect to which such Grantor has any rights.

“Issue Date” shall have the meaning specified in the Indenture.

“Leasehold” of any Person shall mean all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

“Lien” shall have the meaning specified in the Intercreditor Agreement.

“Material Adverse Effect” shall mean a material adverse effect on (a) the property, assets, business results of operations, liabilities or condition (financial or otherwise) of Holdings and its Subsidiaries taken as a whole, (b) the rights or remedies of the Noteholders, the Trustee and the Noteholder Collateral Agent under the Indenture or any other Noteholder Document, (c) the ability of the Grantors (taken as a whole) to perform their respective payment obligations to the Noteholders, the Trustee or the Noteholder Collateral Agent under the Indenture or any other Noteholder Document or (d) a material portion of the Collateral.

“Material Leasehold” shall mean any facility or location in which a Grantor has a Leasehold interest and at which (i) with respect to any single location, the value of Inventory and Equipment exceeds $500,000, (ii) with respect to any single location, the value of Inventory and Equipment is less than or equal to $500,000 and, when such value is aggregated with the value of Inventory and Equipment at all other locations in which a Grantor has a Leasehold interest at which the value of Inventory and Equipment is less than or equal to $500,000 for which no Collateral Access Agreement is in place, exceeds $2,000,000 or (iii) any centralized location where books and records relating to the Accounts are located.

“Majority Noteholders” shall mean the Holders of 25% or more of the outstanding principal amount of the Notes issued under the Indenture.

“Noteholder Documents” shall mean the Indenture, the Guarantees set forth therein, the Notes, this Agreement, the other Noteholder Security Documents, the Intercreditor Agreement and the other documents and instruments executed and delivered pursuant to the foregoing, as such documents and instruments may be amended, amended and restated, supplemented or otherwise modified from time to time.

“Noteholder Collateral Agent” shall have the meaning specified in the first paragraph of this Agreement.

“Noteholder First Lien Collateral” shall have the meaning specified in the Intercreditor Agreement.

“Noteholder Secured Parties” shall have the meaning specified in the Intercreditor Agreement.

“Noteholder Security Documents” shall have the meaning specified in the Intercreditor Agreement.

“Noteholder” shall have the meaning given to the term “Holder” in the Indenture.

“Notes” shall mean the 10.75% Senior Secured Notes due 2016.

“Obligations” shall have the meaning given to the term “Noteholder Obligations” in the Intercreditor Agreement.

“Other Hedging Agreements” shall mean any foreign exchange contracts, currency swap agreements, commodity agreements or other similar agreements or arrangements designed to protect against fluctuations in currency values or commodity prices.

“Patents” shall mean (a) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, (b) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof and (c) all rights to obtain all renewals, reissues and reexaminations thereof.

“Payment in Full” shall have the meaning specified in the Intercreditor Agreement.

“Payment Item” shall mean each check, draft or other item of payment payable to a Grantor, including those constituting proceeds of any Collateral.

“Perfection Certificate” shall have the meaning specified in the Indenture.

“Person” shall have the meaning specified in the Intercreditor Agreement.

“Pledged Account Bank” shall have the meaning specified in Section 5(a).

“Pledged Debt” shall have the meaning specified in Section 1(a)(xv)(A).

“Pledged Deposit Account” shall have the meaning specified in Section 5(a).

“Pledged Equity” shall have the meaning specified in Section 1(a)(xv)(B).

“Pro Rata Share” shall mean, when calculating a Secured Party’s portion of any distribution or amount, that amount (expressed as a percentage) equal to a fraction, the numerator of which is the then unpaid amount of such Secured Party’s Grantor Obligations and the denominator of which is the then outstanding amount of all Grantor Obligations.

“Real Property” of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including as Leaseholds.

“Receivables” shall have the meaning specified in Section 1(a)(xiv).

“Related Contracts” shall have the meaning specified in Section 1(a)(xiv).

“Release Date” shall have the meaning specified in Section 21.

“Revolving Facility Documents” shall have the meaning specified in the Intercreditor Agreement.

“Revolving Facility First Lien Collateral” shall have the meaning specified in the Intercreditor Agreement.

“Revolving Facility First Lien Transition Date” shall have the meaning specified in the Intercreditor Agreement

“Second Priority” shall mean, with respect to any Lien purported to be created on any Collateral pursuant to the Noteholder Security Documents, that such Lien is First Priority other than with respect to Liens permitted pursuant to clause (2) of Section 4.08 of the Indenture.

“Secured Parties” shall have the meaning given to “Noteholder Secured Parties” in the Intercreditor Agreement.

“Securities Account Control Agreement” shall mean an agreement in form and substance reasonably satisfactory to the Controlling Agent sufficient to grant the Controlling Agent Control with respect to a specified Securities Account.

“Security Collateral” shall have the meaning specified in Section 1(a)(xv).

“Subagent” shall have the meaning specified in Section 15(c).

“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholdings), assessments, fees or other charges, including any interest, additions to tax or penalties applicable thereto, imposed by the government of the United States, Canada, any other nation or any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Trademarks” shall mean (a) all trademarks, trade names, corporate names, the Grantors’ names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto and (b) the right to obtain all renewals thereof.

“Trade Secrets” shall mean all confidential and proprietary information of any Grantor, including, without limitation, know-how, trade secrets, manufacturing and production processes and techniques, inventions, research and development information, databases and data, including, without limitation, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction.

“U.S. Security Agreement” shall mean that certain agreement, dated as of August 13, 2009, among Holdings, the Company, certain other subsidiaries of Holdings from time to time party thereto and Bank of America, N.A., as Collateral Agent.

“Voting Equity Interests” of any Person shall mean all classes of Equity Interests of such Person entitled to vote.

NOW, THEREFORE, in consideration of the premises and in order to induce the Initial Purchasers to purchase the Notes and the Trustee and Noteholder Collateral Agent to enter into the Indenture, each Grantor hereby agrees with the Noteholder Collateral Agent for the ratable benefit of the Secured Parties as follows:

Section 1. Grant of Security, Etc.

(a) Each Grantor hereby grants to the Noteholder Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in such Grantor’s right, title and interest in and to the following, in each case, as to each type of property described below, whether now owned or hereafter acquired by such Grantor, wherever located, and whether now or hereafter existing or arising (collectively, the “Collateral”):

(i) all Accounts;

(ii) all cash, Cash Equivalents and all Cash Collateral, whether such Cash Collateral is held in a Deposit Account or elsewhere;

(iii) all Chattel Paper (including, without limitation, all Tangible Chattel Paper and all Electronic Chattel Paper);

(iv) all Commercial Tort Claims (including, without limitation, the Commercial Tort Claims set forth on Schedule 14 to the Perfection Certificate);

(v) all Deposit Accounts, Securities Accounts, Commodities Accounts and all assets on deposit therein;

(vi) all Documents;

(vii) all Equipment;

(viii) all Farm Products;

(ix) all Fixtures;

(x) all General Intangibles;

(xi) all Goods;

(xii) all Instruments;

(xiii) all Inventory;

(xiv) all Letter-of-Credit Rights, whether or not the respective letter of credit is evidenced by a writing (together with all Accounts, Chattel Paper, Instruments, Deposit Accounts, General Intangibles and other obligations of any kind, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services and whether or not earned by performance, the “Receivables”; and all rights now or hereafter existing in and to all supporting obligations and in and to all security agreements, mortgages, Liens, leases, letters of credit and other contracts securing or otherwise relating to the Receivables, being the “Related Contracts”);

(xv) the following (the “Security Collateral”):

(A)	all indebtedness from time to time owed to such Grantor, including, without limitation, all promissory notes or instruments, if any, evidencing such indebtedness, all indebtedness owed to such Grantor pursuant to each Intercompany Note and the instruments set forth on Schedule 8 to the Perfection Certificate (the “Pledged Debt”), and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Debt;

(B)

subject to the proviso below in this Section 1(a), all Equity Interests from time to time acquired, owned or held by such Grantor in any manner, including, without limitation, the Equity Interests owned by each Grantor set forth opposite such Grantor’s name on and otherwise described on Schedule 7A to the Perfection Certificate, and the certificates, if any, representing such shares or units or other Equity Interests (collectively, the “Pledged Equity”), and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares or other Equity Interests and all subscription warrants, rights or options issued thereon or with respect thereto; and

(C)	without limiting the foregoing, all Investment Property and all Financial Assets (including, without limitation, all securities, security entitlements and securities accounts), the certificates or instruments, if any, representing or evidencing such Investment Property or Financial Assets and all dividends, distributions, return of capital, interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect thereof or in exchange therefor and all subscription warrants, rights or options issued thereon or with respect thereto;

(xvi) all contracts and agreements between any Grantor and one or more additional parties, including, without limitation, any Interest Rate Agreements (as defined in the Indenture), any Other Hedging Agreements, licensing agreements and any partnership agreements, joint venture agreements, limited liability company agreements, the Related Contracts and the IP Agreements, in each case, as such agreements may be amended, amended and restated, supplemented or otherwise modified from time to time (collectively, the “Assigned Agreements”), including, without limitation, (A) all rights of such Grantor to receive moneys due and to become due under or pursuant to the Assigned Agreements, (B) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Assigned Agreements, (C) claims of such Grantor for damages arising out of or for breach of or default under the Assigned Agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder (all such Collateral being the “Agreement Collateral”);

(xvii) the following (collectively, the “Intellectual Property Collateral”):

(A)	all Patents, Trademarks, Copyrights and Computer Software;

(B)	all Trade Secrets and all other intellectual, industrial and intangible property of any type, including, without limitation, industrial designs and mask works;

(C)	all tangible embodiments of the foregoing, all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto; and

(D)	any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages;

(xviii) all books and records (including, without limitation, customer lists, credit files, printouts and other computer output materials and records) of such Grantor pertaining to any of the Collateral;

(xix) all other tangible and intangible personal property of whatever nature, whether or not covered by Article 9 of the UCC;

(xx) all accessions to, substitutions for, and all replacements, products and cash and non-cash proceeds of the foregoing, including proceeds of and unearned premiums with respect to insurance policies, and claims against any Person for loss, damage or destruction of any Collateral; and

(xxi) all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and Supporting Obligations relating to, any and all of the Collateral (including, without limitation, proceeds, collateral and supporting obligations that constitute property of the types described in clauses (i) through (xx) of this Section 1) and, to the extent not otherwise included, all payments under insurance (whether or not the Noteholder Collateral Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss of or damage to or otherwise with respect to any of the foregoing Collateral;

provided that, notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute a grant of a security interest in any Excluded Asset.

(b) The security interest of the Noteholder Collateral Agent under this Agreement extends to all Collateral which any Grantor may acquire, or with respect to which any Grantor may obtain rights, at any time during the term of this Agreement.

(c) Notwithstanding anything to the contrary contained in this Section 1 or elsewhere in this Agreement, each Grantor and the Noteholder Collateral Agent (on behalf of the Secured Parties) acknowledge and agree that:

(i) the security interest granted pursuant to this Agreement (including pursuant to this Section 1) to the Noteholder Collateral Agent for the benefit of the Secured Parties (A) in the Noteholder First Lien Collateral, shall be a First Priority Lien and (B) in the Revolving Facility First Lien Collateral, shall be a Second Priority Lien subordinated and subject to the security interest granted to the Bank Collateral Agent for the benefit of the Revolving Facility Secured Parties in the Revolving Facility First Lien Collateral on the terms and conditions set forth in the Revolving Facility Documents; and

(ii) the Revolving Facility Secured Parties’ security interests in the Collateral constitute security interests separate and apart (and of a different class and claim) from the Secured Parties’ security interests in the Collateral.

Section 2. Security for Obligations. This Agreement secures the payment of all Obligations of each Grantor now or hereafter existing.

Section 3. Grantors Remain Liable. Anything herein to the contrary notwithstanding, (a) each Grantor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder, all in accordance with the terms of any such contracts or agreements, (b) the exercise by the Noteholder Collateral Agent of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral and (c) no Secured Party shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement or any other Noteholder Document, nor shall any Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

Section 4. Delivery and Control of Security Collateral. (a) (i) All certificates representing or evidencing the Pledged Equity and (ii) all instruments representing or evidencing the Pledged Debt (excluding, unless an Event of Default has occurred and is continuing, Pledged Debt in an aggregate principal amount not in excess of $1,000,000), shall be delivered to and held by or on behalf of the Noteholder Collateral Agent pursuant hereto (unless the Bank Collateral Agent is granted a prior security interest in such certificates or instruments and the same are required to be delivered to the Bank Collateral Agent pursuant to the Intercreditor Agreement) and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Noteholder Collateral Agent. During the continuation of an Event of Default and after the Revolving Facility First Lien Collateral Transition Date with respect to all Pledged Debt that constitutes Revolving Facility First Lien Collateral, the Noteholder Collateral Agent shall have the right, at any time in its discretion and without notice to any Grantor, to (i) transfer to or to register in the name of the Noteholder Collateral Agent or any of its nominees any or all of the Security Collateral, subject only to the revocable rights specified in Section 11(a), (ii) exchange certificates or instruments representing or evidencing Security Collateral for certificates or instruments of smaller or larger denominations, and (iii) convert Security Collateral consisting of financial assets credited to any Securities Account to Security Collateral consisting of financial assets held directly by the Noteholder Collateral Agent, and to convert Security Collateral consisting of financial assets held directly by the Noteholder Collateral Agent to Security Collateral consisting of financial assets credited to any Securities Account.

(b) Each Grantor acknowledges and agrees that (i) to the extent each interest in any limited liability company or limited partnership controlled now or in the future by such Grantor and pledged hereunder is a “security” within the meaning of Article 8 of the UCC and is governed by Article 8 of the UCC, such interest shall be certificated and (ii) each such interest shall at all times hereafter continue to be such a security and represented by such certificate. Each Grantor further acknowledges and agrees that with respect to any interest in any limited liability company or limited partnership controlled now or in the future by such Grantor and pledged hereunder that is not a “security” within the meaning of Article 8 of the UCC, such Grantor shall at no time elect to treat any such interest as a “security” within the meaning of Article 8 of the UCC, nor shall such interest be represented by a certificate, unless such Grantor provides prior written notification to the Noteholder Collateral Agent of such election and such interest is thereafter represented by a certificate that is promptly delivered to the Noteholder Collateral Agent pursuant to the terms hereof.

(c) With respect to any Security Collateral that constitutes an uncertificated security that has an individual par value equal to or exceeding $1,000,000 in which any Grantor has any right, title or interest, such Grantor will promptly notify the Noteholder Collateral Agent thereof. During the continuation of an Event of Default, with respect to any Security Collateral in which any Grantor has any right, title or interest, such Grantor will notify each such issuer of Security Collateral that such Security Collateral is subject to the security interest granted hereunder.

(d) Except for checks payable to a Grantor constituting an Instrument and deposited in accordance with the terms of the Indenture and as otherwise set forth herein, if any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument, certificated security or Chattel Paper (other than Electronic Chattel Paper), such Instrument, certificated security or Chattel Paper shall be promptly delivered to the Noteholder Collateral Agent (unless the Bank Collateral Agent is granted a prior security interest in such Collateral and the same is required to be delivered to the Bank Collateral Agent for the benefit of the Secured Parties pursuant to the Intercreditor Agreement because the same constitutes Revolving Facility First Lien Collateral), duly endorsed in a manner reasonably satisfactory to the Noteholder Collateral Agent, to be held as Collateral pursuant to this Agreement; provided that, unless an Event of Default has occurred and is continuing, the Grantors shall not be required to deliver the same pursuant to this clause (d) to the extent that the aggregate value of the Collateral referred to in this clause (d) not so delivered does not exceed $1,000,000.

Section 5. Deposit Accounts, Maintaining Electronic Chattel Paper, Transferable Records and Letter-of-Credit Rights and Giving Notice of Commercial Tort Claims.

(a) To further secure the prompt payment and performance of all Obligations, each Grantor hereby grants to the Noteholder Collateral Agent, for the benefit of the Secured Parties, a continuing security interest in and Lien upon all amounts credited to any Deposit Account of such Grantor, including any sums in any blocked or lockbox accounts or in any accounts into which such sums are swept. Except as otherwise provided in the Indenture, each Grantor will maintain Deposit Accounts only with a bank (which may include the Bank Collateral Agent) (a “Pledged Account Bank”) that has entered into a Deposit Account Control Agreement (each such Deposit Account, a “Pledged Deposit Account”); provided, however, that no Excluded Account shall be required to be subject to a Deposit Account Control Agreement. Each Grantor shall be the sole account holder of each Pledged Deposit Account and shall not allow any other Person (other than any Person having a Lien on such Pledged Deposit Account that is permitted pursuant to the Revolving Facility Documents and the Indenture) to have Control over a Pledged Deposit Account or any property deposited therein. Such Pledged Deposit Accounts shall be maintained pursuant to lockbox or other arrangements reasonably acceptable to the Controlling Agent. The Noteholder Collateral Agent hereby agrees that it will not deliver a notice indicating that the Noteholder Collateral Agent, acting as

Controlling Agent, will take Control over a Deposit Account or a Securities Account under any Control Agreement unless an Event of Default has occurred and is continuing.

(b) Grantors shall request in writing and otherwise take all necessary steps to ensure that all payments on Accounts or otherwise relating to Collateral are made directly to a Pledged Deposit Account (or a lockbox relating to a Pledged Deposit Account). If any Grantor or Subsidiary receives cash or payment items with respect to any Collateral, it shall hold same in trust for the Noteholder Collateral Agent and promptly (not later than the next Business Day) deposit same into a Pledged Deposit Account.

(c) The Noteholder Collateral Agent may, at any time and without notice to, or consent from, any Grantor, transfer, or direct the transfer of, funds from the Pledged Deposit Accounts to satisfy such Grantor’s obligations under the Noteholder Documents if an Event of Default shall have occurred and be continuing.

(d) Upon any termination by a Grantor of any Pledged Deposit Account, such Grantor will immediately (i) transfer all funds and property held in such terminated Pledged Deposit Account to another Pledged Deposit Account and (ii) notify all Account Debtors and any other obligors that were making payments to such Pledged Deposit Account to make all future payments to another Pledged Deposit Account, in each case so that the Noteholder Collateral Agent shall have a continuously perfected security interest in such Account Collateral, funds and property.

(e) Any Cash Collateral may be invested, at the Noteholder Collateral Agent’s discretion, in Cash Equivalents, but the Noteholder Collateral Agent shall have no duty to do so, regardless of any agreement or course of dealing with any Grantor, and shall have no responsibility for any investment or loss. The Noteholder Collateral Agent may apply Cash Collateral to the payment of any Obligations, in such order as the Noteholder Collateral Agent may elect, as they become due and payable. Each Deposit Account in which Cash Collateral is held and all Cash Collateral shall be under the sole dominion and Control of the Controlling Agent. No Grantor or other Person claiming through or on behalf of any Grantor shall have any right to any Cash Collateral, until Payment in Full of all Obligations.

(f) Upon the occurrence of and during the continuation of an Event of Default, each Grantor will maintain (i) all Electronic Chattel Paper so that the Noteholder Collateral Agent (or, pursuant to the Intercreditor Agreement, the Bank Collateral Agent) has control of the Electronic Chattel Paper in the manner specified in Section 9-105 of the UCC and (ii) all transferable records so that the Noteholder Collateral Agent (or, pursuant to the Intercreditor Agreement, the Bank Collateral Agent) has control of the transferable records in the manner specified in Section 16 of the Uniform Electronic Transactions Act, as in effect in the jurisdiction governing such transferable record.

(g) Each Grantor, by granting a security interest in its Receivables consisting of Letter-of-Credit Rights to the Noteholder Collateral Agent, intends to (and hereby does) assign to the Noteholder Collateral Agent its rights (including its contingent rights) to the proceeds of all Related Contracts consisting of letters of credit of which it is or hereafter becomes a beneficiary or an assignee (except to the extent that the applicable Grantor is required by applicable law to apply such proceeds to a specified purpose). If any Grantor is at any time a beneficiary under a letter of credit that is not a Supporting Obligation with respect to any Collateral and that is now or hereafter issued in favor of such Grantor, and (i) the face amount of such letter of credit is in excess of $2,000,000 individually or (ii) the face amount of such letter of credit, together with the face amount of all other letters of credit issued in favor of any Grantor in which the Noteholder Collateral Agent does not have a perfected security interest, exceeds $5,000,000 in the aggregate, such Grantor shall promptly notify the Noteholder Collateral Agent thereof and such Grantor shall use commercially reasonable efforts to either (A) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Noteholder Collateral Agent of the proceeds of any drawing under such letter of credit or (B) arrange for the Noteholder Collateral Agent to become the transferee beneficiary of such letter of credit, with the Noteholder Collateral Agent agreeing, in each case, that the proceeds of any drawing under such letter of credit are to be applied as provided in the Indenture.

(h) Upon the occurrence of an Event of Default, each Grantor shall (i) notify (and such Grantor hereby authorizes the Noteholder Collateral Agent to notify) the issuer and each nominated person with respect to each of the Related Contracts consisting of letters of credit that the proceeds thereof have been assigned to the Noteholder Collateral Agent hereunder, and any payments due or to become due in respect thereof are to be made directly to the Noteholder Collateral Agent or its designee and (ii) arrange for the Noteholder Collateral Agent to become the transferee beneficiary of the letter of credit.

(i) Each Grantor will give prompt notice in writing (which notice shall reference this Section 5(i)) to the Noteholder Collateral Agent of any Commercial Tort Claim individually valued in excess of $500,000 that may arise in the future, and will promptly execute or otherwise authenticate a supplement to this Agreement, and otherwise take all necessary action, to subject such Commercial Tort Claim to the first priority security interest created under this Agreement.

Section 6. Representations and Warranties. Each Grantor represents and warrants as follows:

(a) All Pledged Equity consisting of certificated securities and all Pledged Debt has been delivered to the Noteholder Collateral Agent (unless the Bank Collateral Agent is granted a prior security interest therein and the same is required to be delivered to the Bank Collateral Agent pursuant to the Intercreditor Agreement) in accordance herewith. If such Grantor is an issuer of Security Collateral, such Grantor confirms that it has received notice of the security interest granted hereunder.

(b) Such Grantor is the legal and beneficial owner of the Collateral granted or purported to be granted by such Grantor free and clear of any Lien, claim, option or right of others, except for the security interest created under this Agreement, subject to Liens permitted under the Indenture. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral or listing such Grantor as debtor is on file in any recording office, except such as may have been filed in favor of the Noteholder Collateral Agent, the Bank Collateral Agent or as otherwise permitted under the Indenture.

(c) All of the Equipment and Inventory of such Grantor is located at the places specified therefor in Section 2 to the Perfection Certificate or at another location as to which such Grantor has complied with the requirements of Sections 8 and 9(b). Such Grantor has obtained and maintains insurance with respect to its Equipment and Inventory in compliance with Section 8(k).

(d) The Pledged Equity issued by such Grantor hereunder has been duly authorized and validly issued and is fully paid and non-assessable. The Pledged Debt issued by such Grantor has been duly authorized, authenticated or issued and delivered and is the legal, valid and binding obligation of the issuers thereof, and such Pledged Debt is evidenced by one or more promissory notes (which promissory notes have been delivered to the Noteholder Collateral Agent unless required to be delivered to the Bank Collateral Agent pursuant to the terms of the Intercreditor Agreement, in which case, such promissory notes have been delivered to the Bank Collateral Agent) and the issuers thereof are not in default in any material respect under such Pledged Debt.

(e) As of the Issue Date, the Pledged Equity pledged by such Grantor constitutes the percentage of the issued and outstanding Equity Interests of the issuers thereof indicated on Schedule 7 to the Perfection Certificate. As of the Issue Date, no Grantor has any Investment Property or Financial Assets other than the Investment Property and Financial Assets listed on Schedules 7, 8 and 9 to the Perfection Certificate.

(f) Each Grantor has good and valid rights in and title to the Collateral with respect to which it has purported to grant a security interest hereunder and has full power and authority to grant to the Noteholder Collateral Agent the security interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person, other than any consent or approval that has been obtained and is in full force and effect or the need for which has been specifically disclosed herein or in the Indenture.

(g) The Perfection Certificate has been duly prepared, completed and executed by Holdings and the Company and the information set forth therein, including the exact legal name of each Grantor, its jurisdiction of organization and its organizational number, is true, accurate and complete as of the Issue Date and, solely with respect to information required to be updated pursuant to Section 4.17(b) of the Indenture, as of the date of each subsequent delivery required pursuant to Section 4.17(b) or the Indenture.

(h) This Agreement creates in favor of the Noteholder Collateral Agent for the benefit of the Secured Parties a valid security interest in the Collateral, securing the payment of the Obligations; and (i) when effective UCC-1 financing statements are filed or recorded with the appropriate governmental authority referred to therein with respect to the Collateral described therein in which a security interest may be perfected by filing or recordation and (ii) upon the taking of possession or Control by the Senior Representative (as defined in the Intercreditor Agreement) pursuant to Article III of the Intercreditor Agreement of the Collateral described in Schedules 7, 8 and 9 of the Perfection Certificate with respect to which a security interest may be perfected only by possession or Control, all filings and other actions necessary to perfect the security interest in the Collateral granted by such Grantor have been duly made or taken and are in full force and effect; and such security interest is, in the case of Noteholder First Lien Collateral, First Priority and, in the case of all other Collateral other than Noteholder First Lien Collateral, Second Priority.

(i) None of the Grantors has filed or consented to the filing of (i) any financing statement or analogous document under the UCC or any other applicable laws covering any Collateral, (ii) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with the United States Patent and Trademark Office, the United States Copyright Office or the Canadian Intellectual Property Office or (iii) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Liens expressly permitted pursuant to the Indenture.

(j) The Inventory that has been produced or distributed by such Grantor has been produced in compliance with all requirements of applicable law, including, without limitation, the Fair Labor Standards Act, except such non-compliance as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(k) No amount payable to such Grantor under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper in excess of $1,000,000 which has not been delivered to the Noteholder Collateral Agent (or, pursuant to the Intercreditor Agreement, to the Bank Collateral Agent) to the extent otherwise required to be delivered hereunder (other than purchase orders, supply agreements and invoices).

(l) As to itself and its Intellectual Property Collateral:

(i) To such Grantor’s knowledge, the operation of such Grantor’s business as currently conducted and the use of its Intellectual Property Collateral in connection therewith do not materially infringe, misappropriate or otherwise violate the intellectual property rights of any third party.

(ii) Such Grantor is the exclusive owner of all right, title and interest in and to the Intellectual Property Collateral owned by such Grantor and material to the operations of such Grantor and is entitled to use all such Intellectual Property Collateral subject only to the terms of the IP Agreements.

(iii) The Intellectual Property Collateral set forth on Schedule 13 to the Perfection Certificate constitutes all Intellectual Property Collateral registered or applied for by such Grantor in the United States.

(iv) Such Grantor has not received notice that any Intellectual Property Collateral of such Grantor has been adjudged invalid or unenforceable in whole or in part.

Section 7. Further Assurances. (a) Each Grantor agrees that from time to time, at the expense of such Grantor, such Grantor will promptly execute and deliver, or otherwise authenticate, all further instruments and documents, and take all further action that may be reasonably necessary or desirable, or that the Noteholder Collateral Agent may reasonably request, in order to perfect and protect any pledge or security interest granted or purported to be granted by such Grantor hereunder or to enable the Noteholder Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral of such Grantor. Without limiting the generality of the foregoing, each Grantor will promptly, with respect to Collateral of such Grantor:

(i) [Reserved.]

(ii) execute or authenticate and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be reasonably necessary or desirable, or as the Noteholder Collateral Agent may reasonably request, in order to perfect and preserve the security interest granted or purported to be granted by such Grantor hereunder;

(iii) execute and deliver to the Noteholder Collateral Agent, prior to the opening of any Deposit Account (other than any Excluded Account) after the Issue Date, an executed Deposit Account Control Agreement with respect to each such Deposit Account;

(iv) if any Grantor shall, following the Issue Date, establish and maintain any Securities Account or Commodity Account with any Securities Intermediary or Commodity Intermediary, such Grantor shall, prior to opening such Securities Account or Commodity Account, notify the Noteholder Collateral Agent thereof and deliver to the Noteholder Collateral Agent an executed Securities Account Control Agreement with respect to such Securities Account or a Commodity Account Control Agreement with respect to such Commodity Account, as the case may be; provided, however, that no Grantor shall be required to deliver any Securities Account Control Agreement or Commodity Account Control Agreement with respect to any Securities Account or Commodity Account unless the value thereof, when aggregated with the value of all other Securities Accounts and Commodities Accounts are not subject to a Securities Account Control Agreement or Commodity Account Control Agreement, exceeds $500,000; and

(v) deliver to the Noteholder Collateral Agent evidence that all other actions that the Noteholder Collateral Agent may deem reasonably necessary or desirable in order to perfect and protect the security interest granted or purported to be granted by such Grantor under this Agreement have been taken.

(b) Each Grantor hereby authorizes the Noteholder Collateral Agent to file one or more financing or continuation statements, financing change statements and amendments thereto, including, without limitation, one or more financing statements or financing change statements under the laws of any jurisdiction indicating that such financing statements or financing change statements cover all assets or all personal property (or words of similar effect) of such Grantor, in each case without the signature of such Grantor. A photocopy or other reproduction of this Agreement or any financing statement or financing change statement covering the Collateral or any part thereof shall be sufficient as a financing statement or financing change statement where permitted by law. Each Grantor ratifies its authorization for the Noteholder Collateral Agent to have filed such financing statements, continuation statements, financing change statements or amendments filed prior to the date hereof.

(c) Each Grantor will furnish to the Noteholder Collateral Agent from time to time such other reports in connection with such Collateral as the Noteholder Collateral Agent may reasonably request.

(d) Each Grantor shall at all times defend its title to the Collateral and the Noteholder Collateral Agent’s Liens therein against all Persons, claims and demands whatsoever, except for Liens permitted under the the Indenture.

Section 8. As to Taxes, Equipment and Inventory and Insurance.

(a) Taxes. If an Account of any Grantor includes a charge for any Taxes, the Noteholder Collateral Agent is authorized, in its discretion, to pay the amount thereof to the proper taxing authority for the account of such Grantor and to charge the Grantors therefor; provided, however, that the Noteholder Collateral Agent shall not be liable for any Taxes that may be due from the Grantors or with respect to any Collateral.

(b) Maintenance. The Grantors shall use, store and maintain all Inventory with reasonable care and caution, in accordance with applicable standards of any insurance and in conformity with all applicable law, and shall make current rent payments (within applicable grace periods provided for in leases) at all locations where any Collateral is located. Each Grantor will promptly furnish to the Noteholder Collateral Agent a statement respecting any loss of, or damage of any material portion of the Inventory of such Grantor.

(c) Records and Schedules of Equipment. Each Grantor shall keep accurate and complete records with respect to Inventory and Equipment owned by it, including kind, quality, quantity, costs, acquisitions and dispositions thereof.

(d) Dispositions of Equipment. No Grantor shall sell, lease or otherwise dispose of any Equipment, without the prior written consent of Noteholder Collateral Agent, other than as permitted by the Indenture.

(e) Condition of Equipment. The Equipment material to the operation of each Grantor’s business is in good operating condition and repair, and all necessary replacements and repairs have been made so that the value and operating efficiency of the Equipment is preserved at all times, reasonable wear and tear excepted. Each Grantor shall ensure that the Equipment material to the operation of such Grantor’s business is mechanically and structurally sound, and capable of performing the functions for which it was designed, in accordance with manufacturer specifications. No Grantor shall permit any Equipment to become affixed to Real Property unless any landlord or mortgagee delivers a Collateral Access Agreement.

(f) Locations of Equipment and Inventory. Each Grantor will keep its Equipment and Inventory (other than Inventory sold in the ordinary course of business or Equipment or Inventory sold, leased or disposed of in accordance with the Indenture) at the places therefor specified in Section 2 to the Perfection Certificate or at such other locations as such Grantor may determine from time to time; provided that such Grantor shall give written notice to the Noteholder Collateral Agent specifying any such other location within 30 days after the first date on which any Equipment or Inventory is moved to such location.

(g) Property Insurance. All proceeds under each insurance policy with respect to Equipment and Inventory shall be payable to the Noteholder Collateral Agent (unless such proceeds are required to be paid to the Bank Collateral Agent pursuant to the Intercreditor Agreement, in which case such proceeds shall be payable to the Bank Collateral Agent or deposited directly to the Core U.S. Concentration Account (as defined in the Revolving Facility Documents)). From time to time upon request, the Grantors shall deliver to the Noteholder Collateral Agent the originals or certified copies of their insurance policies and updated flood plain searches. If any Grantor fails to provide and pay for any insurance, or if Holdings or any of its Subsidiaries fails to endorse and deposit all policies or certificates as required hereby, the Noteholder Collateral Agent shall have the right (but shall be under no obligation) to procure such insurance and the Grantors jointly and severally agree to reimburse the Noteholder Collateral Agent for all costs and expenses of procuring such insurance. Each Grantor agrees to deliver to the Noteholder Collateral Agent, promptly as rendered, copies of all material reports made to insurance companies in respect of the insurance described herein. So long as no Event of Default has occurred and is continuing, the Grantors may settle, adjust or compromise any insurance claim in an aggregate amount less than $10,000,000, as long as the proceeds are delivered to the Noteholder Collateral Agent (unless such proceeds are required to be paid to the Bank Collateral Agent pursuant to the Intercreditor Agreement, in which case such proceeds shall be payable to the Bank Collateral Agent or deposited directly to the Core U.S. Concentration Account). If an Event of Default has occurred and is continuing and with respect to claims in an aggregate amount equal to or greater than $2,500,000, only the Noteholder Collateral Agent (or the Bank Collateral Agent, if required pursuant to the Intercreditor Agreement) shall be authorized to settle, adjust and compromise such claims. Further, each Grantor will duly execute and deliver instruments of assignment of such insurance policies to comply with the requirements of the Noteholder Documents and cause the insurers to acknowledge notice of such assignment.

(h) Insurance Proceeds. Any insurance payments, proceeds of insurance and any awards arising from condemnation of any Collateral shall be paid to Noteholder Collateral Agent subject to the terms of the Intercreditor Agreement. Any such proceeds or awards shall be released to the Grantors unless an Event of Default shall have occurred and be continuing. Following the occurrence and during the continuance of an Event of Default, all insurance payments, proceeds of insurance and any awards arising from condemnation of any Collateral received by the Noteholder Collateral Agent shall be applied as set forth in Section 17 hereof. Reimbursement under any liability insurance maintained by any Grantor pursuant to this Section 8 may be paid directly to the Person who shall have incurred liability covered by such insurance.

Section 9. Post-Closing Changes; Bailees; Collections on Assigned Agreements and Accounts; Assigned Agreements. (a) No Grantor will change its name, type of organization, jurisdiction of organization, organizational identification number or location of its chief executive office from those set forth in Section 1 to the Perfection Certificate without giving not less than 15 days’ prior written notice thereof to the Noteholder Collateral Agent (or such lesser period of time as the Noteholder Collateral Agent may agree) and thereafter taking all action reasonably required for the purpose of perfecting or protecting the security interest granted by this Agreement. Each Grantor will hold and preserve its records relating to the Collateral, including, without limitation, the Assigned Agreements and Related Contracts.

(b) If any Collateral of any Grantor is at any time in the possession or control of a warehouseman, bailee or agent (including as set forth on Section 2(g) to the Perfection Certificate) or is located at leased premises or mortgaged property, such Grantor will (i) notify any such warehouseman, bailee, agent or landlord of the security interest created hereunder, (ii) instruct any such warehouseman, bailee or agent to hold all such Collateral solely for the Noteholder Collateral Agent’s account subject only to the Noteholder Collateral Agent’s instructions and (iii) with respect to Material Leaseholds, use commercially reasonable efforts to obtain a Collateral Access Agreement from such warehouseman, bailee or agent or the applicable landlord or mortgagee.

(c) Except as otherwise provided in this subsection (c), each Grantor will continue to collect, at its own expense, all amounts due or to become due such Grantor under the Receivables, Assigned Agreements and Related Contracts. In connection with such collections, such Grantor may take (and, at the Noteholder Collateral Agent’s direction during the continuation of an Event of Default, shall take) such commercially reasonable action as such Grantor (or, during the continuation of an Event of Default, the Noteholder Collateral Agent) may deem necessary or advisable to enforce collection thereof; provided, however, that the Noteholder Collateral Agent shall have the right at any time upon the occurrence and during the continuance of an Event of Default, to notify the obligors under any Receivables, Assigned Agreements and Related Contracts of the assignment of such Receivables, Assigned Agreements and Related Contracts, to the Noteholder Collateral Agent and to direct such obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to the Noteholder Collateral Agent and, upon such notification and at the expense of such Grantor, to enforce collection of any such Receivables, Assigned Contracts and Related Contracts, to adjust, settle or compromise the amount or payment thereof, and to otherwise exercise all rights with respect to such Receivables, Assigned Agreements and Related Contracts, including, without limitation, those set forth in Section 9-607 of the UCC. Upon the occurrence and during the continuation of an Event of Default, all amounts and proceeds (including, without limitation, Instruments) received by such Grantor in respect of the Receivables, Assigned Agreements and Related Contracts of such Grantor shall be received in trust for the benefit of the Noteholder Collateral Agent hereunder for application to the Obligations as provided in the Indenture. Upon the occurrence and during the continuation of an Event of Default, (i) without the prior written consent of the Noteholder Collateral Agent, no Grantor will grant any extension with respect to the time of payment of any Receivable or any amount due on any Assigned Agreement or Related Contract, adjust, settle or compromise the amount or payment of any Receivable or any amount due on any Assigned Agreement or Related Contract for less than the full amount thereof, release wholly or partly any Account Debtor or obligor thereof, allow any credit or discount thereon (except, in each case, in the ordinary course of business consistent with past practice unless the Noteholder Collateral Agent shall have notified such Grantor that its right to do so has been terminated) or make any amendment, supplement or modification thereto and (ii) the applicable Grantor shall deliver to the Noteholder Collateral Agent a copy of each demand, notice or document received by it that questions or calls into doubt the validity or enforceability of more than $1,000,000 of the aggregate amount of its then outstanding Accounts. Except as permitted by the Indenture, no Grantor will permit or consent to the subordination of its right to payment under any of the Receivables, Assigned Agreements or Related Contracts to any other indebtedness or obligations of the Account Debtor or obligor thereof.

(d) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables, Assigned Agreements and Related Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Noteholder Collateral Agent nor any Secured Party shall have any obligation or liability under any Receivable, Assigned Agreement or Related Contract by reason of or arising out of this Agreement or the receipt by the Noteholder Collateral Agent or any Secured Party of any payment relating thereto, nor shall the Noteholder Collateral Agent, nor any Secured Party, be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable, Assigned Agreement or Related Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(e) Each Grantor will, at its expense, (i) maintain the Assigned Agreements to which it is a party and which are material to the conduct of such Grantor’s business in full force and effect and enforce such Assigned Agreements in accordance with the terms thereof and (ii) furnish to the Noteholder Collateral Agent promptly upon receipt thereof copies of all material notices, requests and other documents received by such Grantor under or pursuant to any Assigned Agreements to which it is a party and which are material to the conduct of such Grantor’s business, and from time to time (A) furnish to the Noteholder Collateral Agent such written information and reports regarding such Assigned Agreements and such other Collateral of such Grantor as the Noteholder Collateral Agent may reasonably request and (B) make to each other party to any such Assigned Agreement such demands and requests for written information and reports or for action as such Grantor is entitled to make thereunder and which are consistent with the reasonable business judgment of such Grantor.

(f) Each Grantor hereby consents on its behalf and on behalf of its Subsidiaries to the assignment and pledge to the Noteholder Collateral Agent for benefit of the Secured Parties of each Assigned Agreement to which it is a party by any other Grantor hereunder. Each Grantor agrees, and will promptly instruct each other party to each Assigned Agreement to which it is a party, that all payments due or to become due under or in connection with such Assigned Agreement will be made directly to a Pledged Deposit Account.

Section 10. As to Intellectual Property Collateral. (a) With respect to Intellectual Property Collateral material to the conduct of its business, each Grantor agrees to take, at its expense, all commercially reasonable steps, including, without limitation, in the U.S. Patent and Trademark Office, the U.S. Copyright Office, the Canadian Intellectual Property Office and any other governmental authority located in the United States or Canada, to (i) maintain the validity and enforceability of such Intellectual Property Collateral and maintain such Intellectual Property Collateral in full force and effect and (ii) if consistent with the reasonable business judgment of such Grantor, pursue the registration and maintenance of each Patent, Trademark, or Copyright registration or application material to the conduct of its business, now or hereafter included in such Intellectual Property Collateral owned by such Grantor, including, without limitation, the payment of required fees and taxes, the filing of responses to office actions issued by the U.S. Patent and Trademark Office, the U.S. Copyright Office or other governmental authorities, the filing of applications for renewal or extension, the filing of affidavits under Sections 8 and 15 of the U.S. Trademark Act, the filing of divisional, continuation, continuation-in-part, reissue and renewal applications or extensions, the payment of maintenance fees and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings. No Grantor shall, without the written consent of the Noteholder Collateral Agent, discontinue use of or otherwise abandon any of its Intellectual Property Collateral, unless such Grantor shall have previously determined that such use or the pursuit or maintenance of such Intellectual Property Collateral is no longer desirable in the conduct of such Grantor’s business.

(b) Each Grantor agrees promptly to notify the Noteholder Collateral Agent if such Grantor becomes aware that any item of Intellectual Property Collateral material to the conduct of its business may have become abandoned, placed in the public domain, invalid or unenforceable, or of any adverse determination or development regarding such Grantor’s ownership of any of such Intellectual Property Collateral or its right to register the same or to keep and maintain and enforce the same.

(c) In the event that any Grantor becomes aware that any item of its Intellectual Property Collateral material to the conduct of its business is being materially infringed or misappropriated by a third party in any way, such Grantor shall promptly notify the Noteholder Collateral Agent and shall take such actions, at its expense, as such Grantor or the Noteholder Collateral Agent (solely during the continuation of an Event of Default) reasonably deems appropriate under the circumstances to protect or enforce such Intellectual Property Collateral, including, without limitation, suing for infringement or misappropriation and for an injunction against such infringement or misappropriation.

(d) No Grantor shall do or permit any act or knowingly omit to do any act whereby any Intellectual Property Collateral material to the conduct of its business may prematurely lapse or become invalid or unenforceable or placed in the public domain.

(e) Each Grantor shall take all commercially reasonable steps which it or the Noteholder Collateral Agent (solely during the continuation of an Event of Default) reasonably deems appropriate under the circumstances to preserve and protect each item of the Intellectual Property Collateral material to the conduct of its business, including, without limitation, maintaining the quality of any and all products or services used or provided in connection with any of the Trademarks, consistent with the quality of the products and services as of the date hereof, and taking all steps reasonably necessary to ensure that all licensed users of any such Trademarks use such consistent standards of quality.

(f) With respect to its Intellectual Property Collateral, each Grantor agrees to execute or otherwise authenticate an agreement, in form and substance reasonably satisfactory to the Noteholder Collateral Agent (an “Intellectual Property Security Agreement”), for recording the security interest granted hereunder to the Noteholder Collateral Agent in such Intellectual Property Collateral with the U.S. Patent and Trademark Office, the U.S. Copyright Office, the Canadian Intellectual Property Office and any other U.S. or Canadian governmental authorities necessary to perfect the security interest hereunder in such Intellectual Property Collateral.

(g) Each Grantor agrees that should it obtain an ownership interest in any item of the type set forth in Section 1(a)(xvii) that is not on the date hereof a part of the Intellectual Property Collateral (“After-Acquired Intellectual Property”) (i) the provisions of this Agreement shall automatically apply thereto and (ii) any such After-Acquired Intellectual Property and, in the case of trademarks, the goodwill symbolized thereby shall automatically become part of the Intellectual Property Collateral subject to the terms and conditions of this Agreement with respect thereto. Each Grantor shall, if such Grantor has obtained After-Acquired Intellectual Property not subject to an existing Intellectual Property Security Agreement (as defined above), concurrently with the filing of financial statements under Section 4.02 of the Indenture, execute and deliver to the Noteholder Collateral Agent, or otherwise authenticate, an Intellectual Property Security Agreement covering such After-Acquired Intellectual Property subject to registration and application, which Intellectual Property Security Agreement shall be recorded with the U.S. Patent and Trademark Office, the U.S. Copyright Office, the Canadian Intellectual Property Office and any other U.S. or Canadian governmental authorities necessary to perfect the security interest hereunder in such After-Acquired Intellectual Property.

(h) Nothing in this Agreement prevents any Grantor from disposing of, discontinuing the use or maintenance of, failing to pursue or otherwise allowing to lapse, terminate or put into the public domain any of its Intellectual Property Collateral to the extent permitted by the Indenture if such Grantor determines in its reasonable business judgment that such action is desirable in the conduct of its business.

Section 11. Voting Rights; Dividends, Etc. (a) So long as no Event of Default shall have occurred and be continuing:

(i) Each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Security Collateral of such Grantor or any part thereof for any purpose consistent with this Agreement, the Indenture and the other Noteholder Documents; provided, however, that such Grantor will not exercise or refrain from exercising any such right if such action (i) is inconsistent with the terms of the Noteholder Documents, or (ii) could adversely affect in any material respect the rights and remedies of any of the Noteholder Collateral Agent or the other Secured Parties under this Agreement or the Indenture or any other Noteholder Document or the ability of the Secured Parties to exercise the same.

(ii) Each Grantor shall be entitled to receive and retain any and all dividends, interest and other distributions paid in respect of the Security Collateral of such Grantor if and to the extent that the payment thereof is not otherwise prohibited by the terms of the Noteholder Documents; provided, however, that any and all:

(A)	dividends and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Security Collateral, and

(B)	dividends and other distributions paid or payable in cash in respect of any Security Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and cash paid, payable or otherwise distributed in respect of principal of, or in redemption of, or in exchange for, any Security Collateral, shall be, and shall be forthwith delivered to the Noteholder Collateral Agent (unless required to be delivered to the Bank Collateral Agent pursuant to the Intercreditor Agreement) to hold as Security Collateral and shall, if received by such Grantor, be received in trust for the benefit of the Noteholder Collateral Agent, be segregated from the other property or funds of such Grantor and be forthwith delivered to the Noteholder Collateral Agent (unless required to be delivered to the Bank Collateral Agent pursuant to the Intercreditor Agreement) as Security Collateral in the same form as so received (with any necessary indorsement).

(iii) The Noteholder Collateral Agent will execute and deliver (or cause to be executed and delivered) to each Grantor all such proxies and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends or interest payments that it is authorized to receive and retain pursuant to paragraph (ii) above.

(b) Upon the occurrence and during the continuation of an Event of Default:

(i) All rights of each Grantor (x) to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 11(a)(i) shall, upon notice to such Grantor by the Noteholder Collateral Agent, cease, and (y) to receive the dividends, interest and other distributions that it would otherwise be authorized to receive and retain pursuant to Section 11(a)(ii) shall automatically cease, and all such rights shall thereupon become vested in the Noteholder Collateral Agent (or the Bank Collateral Agent, if required pursuant to the Intercreditor Agreement), which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Security Collateral such dividends, interest and other distributions.

(ii) All dividends, interest and other distributions that are received by any Grantor contrary to the provisions of paragraph (i) of this Section 11(b) shall be received in trust for the benefit of the Noteholder Collateral Agent, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Noteholder Collateral Agent as Security Collateral in the same form as so received (with any necessary indorsement).

(c) Upon the occurrence and during the continuation of an Event of Default, the Noteholder Collateral Agent (or the Bank Collateral Agent, if required pursuant to the Intercreditor Agreement) shall be authorized to exercise exclusive Control over all Deposit Accounts, Securities Accounts and Commodity Accounts.

Section 12. Transfers and Other Liens; Additional Shares. (a) Each Grantor agrees that it will not (i) sell, assign or otherwise dispose of, or grant any option with respect to, any of the Collateral, other than sales, assignments and other dispositions of Collateral, and options relating to Collateral, permitted under the terms of the Indenture, or (ii) create or suffer to exist any Lien upon or with respect to any of the Collateral of such Grantor except for the pledge, assignment and security interest created under this Agreement and Liens permitted under the Indenture.

(b) Each Grantor agrees that it will (i) cause each issuer of the Pledged Equity pledged by such Grantor that is an Affiliate of such Grantor not to issue any Equity Interests or other securities in addition to or in substitution for the Pledged Equity issued by such issuer, except to such Grantor or another Grantor, and (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional Equity Interests or other securities (subject to the provisions of clause (y) of the proviso to Section 1(a)).

Section 13. Noteholder Collateral Agent Appointed Attorney-in-Fact. Upon the occurrence and during the continuation of an Event of Default, each Grantor hereby irrevocably appoints the Noteholder Collateral Agent (and all Persons designated by Noteholder Collateral Agent) as such Grantor’s attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time, in the Noteholder Collateral Agent’s discretion, to take any action and to execute any instrument that the Noteholder Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement (but at the cost and expense of the Grantors). Without limiting the generality of the foregoing, the Noteholder Collateral Agent shall have the right, upon and the occurrence and during the continuance of an Event of Default (subject to the provisions of the Intercreditor Agreement):

(a) to endorse a Grantor’s name on any Payment Item or other proceeds of Collateral (including proceeds of insurance) that come into the Noteholder Collateral Agent’s possession or control;

(b) to obtain and adjust insurance required to be paid to the Noteholder Collateral Agent;

(c) to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(d) to receive, indorse and collect any drafts or other instruments, documents and Chattel Paper;

(e) to (i) notify any Account Debtors of the assignment of any Grantor’s Accounts, demand and enforce payment of any Grantor’s Accounts, by legal proceedings or otherwise, and generally exercise any rights and remedies with respect to any Grantor’s Accounts; (ii) settle, adjust, modify, compromise, discharge or release any Accounts or other Collateral, or any legal proceedings brought to collect Accounts or Collateral; (iii) sell or assign any Accounts and other Collateral upon such terms, for such amounts and at such times as the Noteholder Collateral Agent deems advisable; (iv) collect, liquidate and receive balances in Deposit Accounts or investment accounts, and take control, in any manner, of proceeds of Collateral; (v) prepare, file and sign a Grantor’s name to a proof of claim or other document in a bankruptcy of an Account Debtor, or to any notice, assignment or satisfaction of Lien or similar document; (vi) receive, open and dispose of mail addressed to a Grantor, and notify postal authorities to change the address for delivery thereof to such address as the Noteholder Collateral Agent may designate; (vii) endorse any Chattel Paper, Document, Instrument, invoice, freight bill, bill of lading, or similar document or agreement relating to any Accounts, Inventory or other Collateral; (viii) use a Grantor’s stationery and sign its name to verifications of Accounts and notices to Account Debtors; (ix) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to any Collateral; (x) take any action as may be necessary or appropriate to obtain payment under any letter of credit or banker’s acceptance for which a Grantor is a beneficiary; (xi) make and adjust claims under insurance policies; (xii) take any action as may be necessary or appropriate to obtain payment under any letter of credit, banker’s acceptance or other instrument for which a Grantor is a beneficiary; and (xiii) take all other actions as Noteholder Collateral Agent deems appropriate to fulfill any Grantor’s obligations hereunder; and

(f) to file any claims or take any action or institute any proceedings that the Noteholder Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce compliance with the terms and conditions of any Assigned Agreement or the rights of the Noteholder Collateral Agent with respect to any of the Collateral or any other action as the Noteholder Collateral Agent deems appropriate to fulfill any Grantor’s obligations under the Noteholder Documents.

Section 14. Noteholder Collateral Agent May Perform. Noteholder Collateral Agent may, in its discretion at any time and from time to time after giving notice to the Grantors, at Grantors’ expense, do any act required of a Grantor hereunder or otherwise lawfully requested by Noteholder Collateral Agent (and not performed by a Grantor) to (a) enforce this Agreement; (b) protect, insure, maintain or realize upon any Collateral; or (c) defend or maintain the validity or priority of Noteholder Collateral Agent’s Liens in any Collateral, including any payment of a judgment, insurance premium, warehouse charge, finishing or processing charge, or landlord claim, or any discharge of a Lien; provided, however, that the Noteholder Collateral Agent’s failure to provide any such notice shall not be deemed to be a breach of Noteholder Collateral Agent’s obligations under this Agreement. All payments, costs and expenses of Noteholder Collateral Agent under this Section shall be reimbursed to Noteholder Collateral Agent by Grantors, on demand, with interest from the date incurred to the date of payment thereof at the Default Rate. Any payment made or action taken by Noteholder Collateral Agent under this Section shall be without prejudice to any right to assert an Event of Default or to exercise any other rights or remedies under the Noteholder Documents.

Section 15. The Noteholder Collateral Agent’s Duties. (a) The powers conferred on the Noteholder Collateral Agent hereunder are solely to protect the Secured Parties’ interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Noteholder Collateral Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not any Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Noteholder Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which it accords its own property.

(b) The Noteholder Collateral Agent shall not have any duties or obligations except those expressly set forth in the Noteholder Documents. Without limiting the generality of the foregoing, (i) the Noteholder Collateral Agent shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing and (ii) the Noteholder Collateral Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Noteholder Documents that the Noteholder Collateral Agent is expressly required under the terms of the Noteholder Documents to exercise upon direction by the Trustee (or by Majority Noteholders). The Noteholder Collateral Agent shall take such actions and exercise such remedies hereunder and under the other Noteholder Documents as it is from time to time directed, in writing, to take or exercise by the Trustee; provided that the Noteholder Collateral Agent shall not be obligated to take any such action that adversely affects the rights, duties, liabilities or immunities of the Noteholder Collateral Agent (and subject to the terms of the Noteholder Documents). The Noteholder Collateral Agent shall be entitled to rely conclusively, without any independent investigation whatsoever, and shall be fully protected in so relying, on any direction, instruction or consent of the Trustee, if such direction, instruction or consent is purported to be given on behalf of the Trustee. The Noteholder Collateral Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Trustee (or Majority Noteholders) or in the absence of its own gross negligence or willful misconduct.

(c) Anything contained herein to the contrary notwithstanding, the Noteholder Collateral Agent may from time to time, when the Noteholder Collateral Agent in its reasonable discretion deems it to be necessary, appoint one or more subagents (each a “Subagent”) for the Noteholder Collateral Agent hereunder with respect to all or any part of the Collateral. In the event that the Noteholder Collateral Agent so appoints any Subagent with respect to any Collateral, (i) the assignment and pledge of such Collateral and the security interest granted in such Collateral by each Grantor hereunder shall be deemed for purposes of this Agreement to have been made to such Subagent, in addition to the Noteholder Collateral Agent, for the ratable benefit of the Secured Parties, as security for the Obligations of such Grantor, (ii) such Subagent shall automatically be vested, in addition to the Noteholder Collateral Agent, with all rights, powers, privileges, interests and remedies of the Noteholder Collateral Agent hereunder with respect to such Collateral and (iii) the term “Noteholder Collateral Agent,” when used herein in relation to any rights, powers, privileges, interests and remedies of the Noteholder Collateral Agent with respect to such Collateral, shall include such Subagent; provided, however, that no such Subagent shall be authorized to take any action with respect to any such Collateral unless and except to the extent expressly authorized in writing by the Noteholder Collateral Agent.

(d) All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping any Collateral, all taxes payable with respect to any Collateral (including any sale thereof), and all other payments required to be made by the Noteholder Collateral Agent to any Person to realize upon any Collateral, shall be borne and paid by the Grantors. The Noteholder Collateral Agent shall not be liable or responsible in any way for the safekeeping of any Collateral, for any loss or damage thereto (except for reasonable care in its custody while Collateral is in the Noteholder Collateral Agent’s actual possession), for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency or other Person whatsoever, but the same shall be at the Grantors’ sole risk.

Section 16. Remedies. If any Event of Default shall have occurred and be continuing (but subject to the terms of the Intercreditor Agreement):

(a) The Noteholder Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies afforded under any agreement, by law, at equity or otherwise, including the rights and remedies of a secured party under the UCC (whether or not the UCC applies to the affected Collateral) and also may:

(i) take possession of any Collateral;

(ii) require the Grantors to, at Grantor’s expense, and each Grantor hereby agrees that it will, at its expense, forthwith assemble all or part of the Collateral as directed by the Noteholder Collateral Agent and make it available to the Noteholder Collateral Agent at a place and time to be designated by the Noteholder Collateral Agent;

(iii) without notice except as specified below, sell, lease or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Noteholder Collateral Agent’s offices or elsewhere (including on any Grantor’s premises), without charge, for cash, on credit, for future delivery or any combination thereof, without assumption of any credit risk and upon such other terms as the Noteholder Collateral Agent may deem commercially reasonable;

(iv) enter and occupy any premises owned or, to the extent lawful and permitted, leased, by any of the Grantors where the Collateral or any part thereof is assembled or located in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation;

(v) without notice and at its option, transfer or register the Pledged Equity or any part thereof into the name of the Noteholder Collateral Agent or the Noteholder Collateral Agent’s nominee(s), with or without any indication that such Pledged Equity is subject to the security interest hereunder; and

(vi) exercise any and all rights and remedies of any of the Grantors under or in connection with the Collateral, or otherwise in respect of the Collateral, including, without limitation, (A) any and all rights of a Grantor to demand or otherwise require payment of any amount under, or performance of any provision of, the Receivables, Assigned Agreements, Related Contracts and the other Collateral, (B) withdraw, or cause or direct the withdrawal of, all funds and all other property held in or credited to any Deposit Account, Securities Account or Commodity Account and (C) exercise all other rights and remedies with respect to the Receivables, Assigned Agreements, the Related Contracts and the other Collateral, including, without limitation, those set forth in Section 9-607 of the UCC.

Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ notice to the Company of the time and place of any public sale or the time after which any private sale is to be made shall constitute commercially reasonable notification. The Noteholder Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Noteholder Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the extent permitted by any such requirement of law, the Noteholder Collateral Agent may bid for and become the purchaser (and may pay all or any portion of the purchase price by crediting Obligations against the purchase price) of the Collateral or any item thereof, offered for disposition in accordance with this Section 16(a) without accountability to any Grantor. If, under applicable law, the Noteholder Collateral Agent shall be permitted to make disposition of the Collateral within a period of time which does not permit the giving of notice to the Company as hereinabove specified, the Noteholder Collateral Agent need give the Company only such notice of disposition as shall be required by such applicable law. Each Grantor agrees to do or cause to be done all such other acts and things as may be reasonably necessary to make such disposition or dispositions of all or any portion of the Collateral valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at Grantors’ expense.

(b) Any cash held by or on behalf of the Noteholder Collateral Agent and all cash proceeds received by or on behalf of the Noteholder Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Noteholder Collateral Agent, be held by the Noteholder Collateral Agent as collateral for, and/or then or at any time thereafter applied in whole or in part by the Noteholder Collateral Agent for the ratable benefit of the Secured Parties against, all or any part of the Obligations, as set forth in Section 17. Any surplus of such cash or cash proceeds held by or on the behalf of the Noteholder Collateral Agent and remaining after payment in full of all the Obligations shall be paid over to the applicable Grantor or to whomsoever may be lawfully entitled to receive such surplus.

(c) All payments received by any Grantor under or in connection with any Assigned Agreement or otherwise in respect of the Collateral shall be received in trust for the benefit of the Noteholder Collateral Agent, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Noteholder Collateral Agent in the same form as so received (with any necessary indorsement).

(d) The Controlling Agent may, without notice to any Grantor except as required by law and at any time or from time to time, charge, set off and otherwise apply all or any part of the Obligations against any funds held with respect to any Deposit Account.

(e) In the event of any sale or other disposition of any of the Intellectual Property Collateral of any Grantor, such Intellectual Property Collateral shall be subject to the Closing Date License (as defined in the Intercreditor Agreement).

(f) If the Noteholder Collateral Agent shall determine to exercise its right to sell all or any of the Security Collateral of any Grantor pursuant to this Section 16, each Grantor agrees that, such Grantor will, at its own expense, do or cause to be done all such other acts and things as may be necessary to make such sale of such Security Collateral or any part thereof valid and binding and in compliance with applicable law.

(g) The Noteholder Collateral Agent is authorized, in connection with any sale of the Security Collateral pursuant to this Section 16, to deliver or otherwise disclose to any prospective purchaser of the Security Collateral: (i) any registration statement or prospectus, and all supplements and amendments thereto; (ii) any information and projections; and (iii) any other information in its possession relating to such Security Collateral.

(h) For the purpose of enabling the Controlling Agent, upon the occurrence and during the continuance of an Event of Default, to exercise rights and remedies under this Section 16 at such time as the Controlling Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Grantor hereby grants to the Controlling Agent effective upon the occurrence and during the continuation of an Event of Default, and to the extent assignable, an irrevocable, non-exclusive license or other right to use, license or sublicense (without payment of royalty or other compensation to any Person) any of the Intellectual Property Collateral now owned or hereafter acquired by such Grantor. Such license shall include access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof to the extent that such non-exclusive license (a) does not violate the express terms of any agreement between a Grantor and a third party governing the applicable Grantor’s use of such Intellectual Property Collateral and (b) is not prohibited by any rule of law, statute or regulation; provided, that such licenses to be granted hereunder with respect to Trademarks shall be subject to the maintenance of quality standards with respect to the goods and services on which such Trademarks are used sufficient to preserve the validity of such Trademarks.

(i) Each Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act, and applicable state securities laws, the Noteholder Collateral Agent may be compelled, with respect to any sale of all or any part of the Securities Collateral and Investment Property, to limit purchasers to persons who will agree, among other things, to acquire such Security Collateral or Investment Property for their own account, for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges that any such private sales may be at prices and on terms less favorable to the Noteholder Collateral

Agent than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act), and, so long as such private sale is made in a commercially reasonable manner and that the Noteholder Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Security Collateral or Investment Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would agree to do so.

Section 17. Application of Proceeds. (a) (I) Notwithstanding anything herein to the contrary, during an Event of Default, monies to be applied to the Obligations, whether arising from cash flow of the Grantors, realization on Collateral, setoff or otherwise, shall be allocated pursuant to the Indenture (subject to the terms of the Intercreditor Agreement).

(II) Subject to the terms of the Intercreditor Agreement, all proceeds from any sale or other disposition of the Revolving Facility First Lien Collateral shall be applied as follows:

(i) first, in accordance with the Intercreditor Agreement, to the Bank Collateral Agent for application to the Revolving Facility Obligations until same have been repaid in full; and

(ii) second, to the extent proceeds remain after the application pursuant to preceding clause (i), as otherwise provided in Section 17(a)(I).

(b) Subject to the terms of the Intercreditor Agreement, all payments required to be made hereunder to the Noteholder Secured Parties shall be made to the Noteholder Collateral Agent for the account of the Noteholder Secured Parties.

(c) [Reserved.]

(d) It is understood that the Grantors shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of the Obligations.

Section 18. Indemnity and Expenses. (a) The Grantors hereby jointly and severally agree to indemnify and hold harmless the Noteholder Collateral Agent and each other Secured Party and each of their affiliates, officers, directors, employees, agents, advisors and other representatives (each, an “Indemnified Party”) from and against (and reimburse each Indemnified Party as the same are incurred for) any and all claims, damages, losses, liabilities and expenses (including, without limitation, the reasonable fees, disbursements and other charges of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) this Agreement or any other transactions contemplated herein or the exercise of any rights or remedies provided herein (in all cases except as expressly otherwise provided herein, whether or not caused or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnified Party), except, in each case, to the extent such claim, damage, loss, liability or expense is found in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence, willful misconduct or bad faith. In the case of an investigation, litigation or proceeding to which this indemnity applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by a Grantor, any of its Subsidiaries, equity holders or creditors, a third party or an Indemnified Party and whether or not an Indemnified Party is otherwise a party thereto. No Indemnified Party shall have any liability (whether direct or indirect, in contract or tort, or otherwise) to any Grantor or any of their affiliates, equity holders or creditors arising out of or in connection with, or related to any aspect of, this Agreement, except to the extent of direct damages determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence, willful misconduct or bad faith. It is further agreed that the Indemnified Parties (i) shall only have liability to the Grantors (as opposed to any other Person) and, in each case, shall be liable solely in respect of its own obligations or actions under or in connection with this Agreement on a several, and not joint, basis with any other Indemnified Party and (ii) shall not be liable for any special, indirect, consequential or punitive damages. Notwithstanding any other provision hereof, no Indemnified Party shall be liable for any damages arising from the use by others of information or other materials obtained through electronic telecommunications or other information transmission systems.

(b) Each Grantor will upon demand pay to the Noteholder Collateral Agent the amount of any and all reasonable expenses, including, without limitation, the reasonable fees and expenses of its counsel and of any experts and agents, that the Noteholder Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral of such Grantor, (iii) the exercise or enforcement of any of the rights of the Noteholder Collateral Agent or the other Secured Parties hereunder or (iv) the failure by such Grantor to perform or observe any of the provisions hereof.

(c) All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping any Collateral, all Taxes payable with respect to any Collateral (including any sale thereof), and all other payments required to be made by Noteholder Collateral Agent to any Person to realize upon any Collateral, shall be borne and paid by Grantors. The Noteholder Collateral Agent shall not be liable or responsible in any way for the safekeeping of any Collateral, for any loss or damage thereto (except for reasonable care in its custody while Collateral is in the Noteholder Collateral Agent’s actual possession), for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency or other Person whatsoever, but the same shall be at Grantors’ sole risk.

Section 19. Amendments; Waivers; Additional Grantors, Etc. (a) Subject to Section 2.12 of the Intercreditor Agreement, no amendment or waiver of any provision of this Agreement, and no consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by (i) the Company, (ii) each other Grantor to which such amendment or waiver is to apply and (iii) the Noteholder Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that any change, waiver, modification or variance affecting the rights and benefits of a single Class of Secured Parties (and not all Secured Parties in a like or similar manner) shall require the written consent of the Secured Parties of such Class. No failure on the part of the Noteholder Collateral Agent or any other Secured Party to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

(b) Upon the execution and delivery, or authentication, by any Person of a Collateral Agreement Supplement, such Person shall be referred to as an “Additional Grantor” and shall be and become a Grantor hereunder, and each reference in this Agreement and the other Noteholder Documents to “Grantor” shall also mean and be a reference to such Additional Grantor, and each reference in this Agreement and the other Noteholder Documents to “Collateral” shall also mean and be a reference to the Collateral of such Additional Grantor. Concurrently with the delivery or authentication by such Additional Grantor of a Joinder Agreement, such Additional Grantor shall deliver a supplement to the Perfection Certificate setting forth the information required pursuant to the Perfection Certificate solely with respect to such Additional Grantor (other than any information that, by the terms of the Perfection Certificate, is required to be disclosed only as of the Issue Date) and each reference in this Agreement and in the other Noteholder Documents to the Perfection Certificate shall mean and be a reference to the Perfection Certificate as supplemented thereby.

Section 20. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication or facsimile transmission) and mailed, telegraphed, telecopied, telexed, faxed or delivered to it, if to any Grantor, addressed to it in care of the Company at the Company’s address specified in Section 12.01 of the Indenture and if to the Noteholder Collateral Agent, at the Trustee’s address specified in Section 12.01 of the Indenture. All such notices and other communications shall be deemed to be given or made at such time as shall be set forth in Section 12.01 of the Indenture.

Section 21. Continuing Security Interest; Assignments under the Indenture. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the date (such date being the “Release Date”) of (i) the payment in full of all Obligations (other than (A) contingent indemnification obligations for which no demand for payment has been made, (b) be binding upon each Grantor, its successors and assigns and (c) inure, together with the rights and remedies of the Noteholder Collateral Agent hereunder, to the benefit of the Secured Parties and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Holder may assign or otherwise transfer all or any portion of its rights and obligations under the Indenture (including, without limitation, all or any portion of its Note or Notes, if any, held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Holder herein or otherwise, in each case as provided in Section 2.06 of the Indenture.

Section 22. Release; Termination. (a) Upon (x) any sale, lease, transfer or other disposition of any item of Collateral permitted by, and in accordance with, the terms of the Noteholder Documents, or upon the effectiveness of any consent to the release of the security interest granted hereby in any Collateral pursuant to Article 9 or Section 10.02 of the Indenture, (y) the release of any Grantor from its obligations under the applicable Guaranty, if any, in accordance with the terms of the Noteholder Documents or (z) the release of a Lien in any Collateral required by Section 2.06 of the Intercreditor Agreement, the Noteholder Collateral

Agent will (without recourse and without representation and warranty), at Grantors’ expense, execute and deliver to the Company such documents as Company shall reasonably request to evidence the release of such item of Collateral or such Grantor, as the case may be, from the assignment and security interest granted hereby; provided, however, that (i) at the time of such request and such release no Default or Event of Default shall have occurred and be continuing, (ii) Company shall have delivered to the Noteholder Collateral Agent, at least ten (10) Business Days (or such shorter period as the Noteholder Collateral Agent may agree) prior to the date of the proposed release, a written request for release describing the item of Collateral or Grantor and the terms of the sale, lease, transfer or other disposition in reasonable detail, including, without limitation, the price thereof and any expenses in connection therewith, together with a form of release for execution by the Noteholder Collateral Agent and an Officers’ Certificate and an Opinion of Counsel (as such terms are defined in the Indenture) to the effect that the transaction is in compliance with the Noteholder Documents and as to such other matters as the Noteholder Collateral Agent may reasonably request, (iii) the proceeds of any such sale, lease, transfer or other disposition required to be applied, or any payment to be made in connection therewith, in accordance with the Indenture shall, to the extent so required, be paid or made to, or in accordance with the instructions of, the Noteholder Collateral Agent when and as required under the Indenture, and (iv) it is hereby acknowledged and agreed that, notwithstanding anything contained herein or in any other Noteholder Document to the contrary, the sale of Equity Interests in a Grantor will not be deemed a sale or transfer of the Collateral, if any, owned by such Grantor and the Noteholder Collateral Agent’s Lien will continue therein unless and until released in accordance with the terms hereof and of the other Noteholder Documents.

(b) Upon the occurrence of the Release Date, the pledge and security interest granted hereby shall terminate and all rights to the Collateral shall revert to the applicable Grantor. Upon any such termination, the Noteholder Collateral Agent will (without recourse and without representation and warranty), at the Grantors’ expense, execute and deliver to the Company such documents as Company shall reasonably request to evidence such termination.

Section 23. Execution in Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall become effective when Noteholder Collateral Agent has received counterparts bearing the signatures of all parties hereto. Delivery of a signature page hereto or to any amendment or waiver of any provision of this Agreement or to any Joinder Agreement by telecopy or in “pdf” or similar format by electronic mail shall be effective as delivery of a manually executed counterpart.

Section 24. The Mortgages. In the event that any of the Collateral hereunder is also subject to a valid and enforceable Lien under the terms of any Noteholder Mortgage (as defined in the Intercreditor Agreement) and the terms of such Noteholder Mortgage are inconsistent with the terms of this Agreement, then with respect to such Collateral, the terms of such Noteholder Mortgage shall be controlling in the case of fixtures and real estate leases, letting and licenses of, and contracts and agreements relating to the lease of, real property, and the terms of this Agreement shall be controlling in the case of all other Collateral.

Section 25. Force Majeure. In no event shall the Noteholder Collateral Agent be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God and interruptions, loss or malfuctions of utilities, communications or computer (software or hardware) services.

Section 26. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

GRANTORS:

AFFINIA GROUP INTERMEDIATE HOLDINGS INC.

By:	/s/ Thomas Kaczynski
Name: Thomas Kaczynski
Title: Treasurer

AFFINIA GROUP INC.

By:	/s/ Thomas Kaczynski
Name: Thomas Kaczynski
Title: Treasurer

AFFINIA INTERNATIONAL HOLDINGS CORP.

By:	/s/ Thomas Kaczynski
Name: Thomas Kaczynski
Title: Treasurer

AFFINIA CANADA GP CORP.

By:	/s/ Thomas Kaczynski
Name: Thomas Kaczynski
Title: Treasurer

AFFINIA PRODUCTS CORP. LLC

By:	/s/ Thomas Kaczynski
Name: Thomas Kaczynski
Title: Treasurer

AUTOMOTIVE BRAKE COMPANY INC.

By:	/s/ Thomas Kaczynski
Name: Thomas Kaczynski
Title: Treasurer

Signature Page to the Collateral Agreement

BRAKE PARTS INC.

By:	/s/ Thomas Kaczynski
Name: Thomas Kaczynski
Title: Treasurer

IROQUOIS TOOL SYSTEMS, INC.

By:	/s/ Thomas Kaczynski
Name: Thomas Kaczynski
Title: Treasurer

KRIZMAN INTERNATIONAL, INC.

By:	/s/ Thomas Kaczynski
Name: Thomas Kaczynski
Title: Treasurer

WIX FILTRATION CORP LLC

By:	/s/ Thomas Kaczynski
Name: Thomas Kaczynski
Title: Treasurer

WIX FILTRATION MEDIA SPECIALISTS, INC.

By:	/s/ Thomas Kaczynski
Name: Thomas Kaczynski
Title: Treasurer

Signature Page to the Collateral Agreement

NOTEHOLDER COLLATERAL AGENT:

WILMINGTON TRUST FSB, AS NOTEHOLDER COLLATERAL AGENT,

By:	/s/ Jane Schweiger
Name: Jane Schweiger
Title: Vice President

Signature Page to the Collateral Agreement

Exhibit A to the

Collateral Agreement

FORM OF INTERCOMPANY NOTE

New York, New York

August __, 2009

Each of the parties identified on Schedule 1 hereto as obligors and each other party that becomes a party hereto as an obligor pursuant to the joinder provisions set forth below (together with their respective successors and assigns, collectively, “Obligors” and, individually, “Obligor”) hereby unconditionally jointly and severally promises to pay, on demand, to the order of each applicable Payee (as defined below), in lawful money of the United States of America, at such location in the United States of America as the applicable Payee shall from time to time designate, all amounts as may be owing from time to time by each such Obligor to each party identified on Schedule 1 hereto as a payee and each other party that becomes a party hereto as a payee pursuant to the joinder provisions set forth below (together with their respective successors and assigns, collectively, “Payees” and, individually, “Payee”), whether owing in consideration of loans, advances and other extensions of credit, together with interest thereon at such rate as may be agreed upon from time to time.

Each Obligor shall pay all amounts owing under this Master Intercompany Note (this “Note”) to any Payee on demand of such Payee. Each Payee may make demand for all or any subset of the amounts owing under this Note, by all Obligors or any Obligor, without the consent or permission of any other Payee or any Obligor.

Upon the commencement of any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, receivership or liquidation or similar proceeding of any jurisdiction relating to any Obligor, all amounts owed by such Obligor to each Payee shall become immediately due and payable without presentment, demand, protest or notice of any kind in connection with this Note.

All payments under this Note shall be made without setoff, counterclaim or deduction of any kind. Any amount owing by any Obligor to any Payee shall not be reduced in any way by any outstanding obligations of the Payee to such Obligor, whether such obligations are monetary or otherwise.

Each Payee is hereby authorized to record all amounts owing by the Obligors to such Payee, all of which shall be evidenced by this Note, and all repayments thereof, in its books and records in accordance with its usual practice, such books and records constituting prima facie evidence of the accuracy of the information contained therein; provided, however, that the failure of any Payee to record such information shall not affect any Obligor’s obligations.

Each Obligor hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. No delay on the part of any Payee in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy preclude any other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Note shall in any event be effective against any Payee or Obligor unless the same shall be in writing and signed and delivered by such party. This Note shall be construed as a separate agreement with respect to each Payee and Obligor and may be amended, modified, supplemented, waived or released with respect to any Payee or Obligor without the approval of any other party and without affecting the obligations of any other party hereunder.

Upon execution and delivery after the date hereof by any subsidiary of Affinia Group Intermediate Holdings Inc., a Delaware corporation (together with its successors and assigns, “Parent”) that is required to pledge this Note pursuant to the Noteholder Security Documents (as hereinafter defined) and the Revolving Facility Security Documents (as hereinafter defined), of a joinder agreement in

Ex. A-1

Exhibit A to the

Collateral Agreement

substantially the form attached hereto as Exhibit A, together with an updated Schedule 1 hereto, such subsidiary shall become a Payee or Obligor, or both, as applicable hereunder with the same force and effect as if originally named as such hereunder. The rights and obligations of each Payee and Obligor hereunder shall remain in full force and effect notwithstanding the addition of any new party as a party to this Note.

This Note shall be pledged and delivered by the Payees to the Noteholder Collateral Agent (as hereinafter defined) and the Credit Agreement Agent (as hereinafter defined), for the benefit of the secured parties under the Noteholder Security Documents (as defined in the Subordination Agreement referred to below) and the Revolving Facility Security Documents (as defined in the Subordination Agreement referred to below) and subject to the terms and conditions set forth in the Lien Subordination and Intercreditor Agreement, dated as of the date hereof (as the same may from time to time be amended, restated, supplemented or otherwise modified, the “Subordination Agreement”), among Bank of America, N.A. (the “Credit Agreement Agent”), Wilmington Trust FSB (the “Noteholder Collateral Agent”), Parent, Affinia Group Inc., and each of the subsidiaries of Affinia Group Inc. party thereto. Each Payee hereby acknowledges and agrees that the Noteholder Collateral Agent, pursuant to the Subordination Agreement, may exercise all rights provided therein with respect to this Note for so long as the Subordination Agreement remains in effect.

NOTWITHSTANDING ANY PROVISION OF THIS NOTE TO THE CONTRARY, THE INDEBTEDNESS EVIDENCED BY THIS NOTE THAT IS OWED BY ANY CREDIT PARTY (AS DEFINED IN THE CREDIT AGREEMENT) SHALL BE SUBORDINATE AND JUNIOR IN RIGHT OF PAYMENT TO THE REVOLVING FACILITY OBLIGATIONS AND THE NOTEHOLDER OBLIGATIONS (EACH AS DEFINED IN THE SUBORDINATION AGREEMENT), AND ANY RENEWAL OR EXTENSION THEREOF, INCLUDING WITHOUT LIMITATION PRINCIPAL AND INTEREST PAYMENTS HEREUNDER (INCLUDING ANY INTEREST ACCRUING SUBSEQUENT TO THE COMMENCEMENT OF BANKRUPTCY, INSOLVENCY OR SIMILAR PROCEEDINGS WITH RESPECT TO ANY PAYOR, WHETHER OR NOT ALLOWED IN SUCH PROCEEDINGS) MAY ONLY BE MADE TO THE EXTENT NOT PROHIBITED BY THE NOTEHOLDER DOCUMENTS OR THE REVOLVING FACILITY DOCUMENTS (EACH AS DEFINED IN THE SUBORDINATION AGREEMENT). AFTER THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT UNDER THE INDENTURE OR THE CREDIT AGREEMENT, NO OBLIGOR THAT IS A CREDIT PARTY SHALL MAKE ANY PAYMENT TO ANY PAYEE OF ANY NATURE WHATSOEVER ON OR IN RESPECT OF THIS NOTE UNTIL ALL OF THE REVOLVING FACILITY OBLIGATIONS AND ALL OF THE NOTEHOLDER OBLIGATIONS, AS APPLICABLE, OF ALL OBLIGORS SHALL HAVE BEEN SATISFIED IN FULL IN CASH (OTHER THAN (A) CONTINGENT INDEMNIFICATION OBLIGATIONS FOR WHICH NO DEMAND FOR PAYMENT HAS BEEN MADE THAT BY THE TERMS OF THE CREDIT DOCUMENTS EXPRESSLY SURVIVE THE TERMINATION OF THE DOCUMENTS (AS DEFINED IN THE SUBORDINATION AGREEMENT) AND (B) OBLIGATIONS AND LIABILITIES UNDER QUALIFIED SECURED CASH MANAGEMENT AGREEMENTS AND QUALIFIED SECURED HEDGING AGREEMENTS (EACH AS DEFINED IN THE CREDIT AGREEMENT) AS TO WHICH ARRANGEMENTS SATISFACTORY TO THE APPLICABLE PARTY TO SUCH AGREEMENTS SHALL HAVE BEEN MADE) AND NO PAYEE WILL ACCEPT OR ENFORCE ANY PAYMENT DUE HEREUNDER (INCLUDING BY WAY OF SETOFF) NOR COMMENCE ANY ACTION TO TAKE POSSESSION OF, SELL OR OTHERWISE REALIZE (JUDICIALLY OR NON-JUDICIALLY) UPON ANY COLLATERAL THEREFORE, IF ANY.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Ex. A-2

Exhibit A to the

Collateral Agreement

IN WITNESS WHEREOF, each Obligor has caused this Note to be executed as of the date first written above.

AFFINIA GROUP INTERMEDIATE HOLDINGS INC.

By:
Name:
Title:

AFFINIA GROUP INC.

By:
Name:
Title:

AFFINIA INTERNATIONAL HOLDINGS CORP.

By:
Name:
Title:

AFFINIA CANADA GP CORP.

By:
Name:
Title:

AFFINIA PRODUCTS CORP LLC

By:
Name:
Title:

IROQUOIS TOOL SYSTEMS, INC.

By:
Name:
Title:

Ex. A-3

Exhibit A to the

Collateral Agreement

WIX FILTRATION CORP LLC

By:
Name:
Title:

WIX FILTRATION MEDIA SPECIALISTS, INC.

By:
Name:
Title:

KRIZMAN INTERNATIONAL, INC.

By:
Name:
Title:

AUTOMOTIVE BRAKE COMPANY INC.

By:
Name:
Title:

BRAKE PARTS INC.

By:
Name:
Title:

Ex. A-4

Exhibit A to the

Collateral Agreement

SCHEDULE 1

OBLIGORS:

Affinia Group Intermediate Holdings Inc.

Affinia Group Inc.

Affinia International Holdings Corp.

Affinia Canada GP Corp.

Affinia Products Corp LLC

Iroquois Tool Systems, Inc.

Wix Filtration Corp LLC

Wix Filtration Media Specialists, Inc.

Krizman International, Inc.

Automotive Brake Company Inc.

Brake Parts Inc.

Auto - Electricos de Mexico S.A. de C.V.

Frenos Lusac, S. de R.L. de C.V.

Itapsa S.A. de C.V.

Affinia Venezuela C.A.

PAYEES:

Affinia Group Intermediate Holdings Inc.

Affinia Group Inc.

Affinia International Holdings Corp.

Affinia Canada GP Corp.

Affinia Products Corp LLC

Iroquois Tool Systems, Inc.

Wix Filtration Corp LLC

Wix Filtration Media Specialists, Inc.

Krizman International, Inc.

Automotive Brake Company Inc.

Brake Parts Inc.

Ex. A-5

Exhibit A to the

Collateral Agreement

Exhibit A

FORM OF

JOINDER AGREEMENT

This JOINDER AGREEMENT, dated as of _______________, ___ (this “Joinder”), is delivered pursuant to that certain Master Intercompany Note, dated as of August 13, 2009by and among the Obligors, as defined therein, and the Payees, as defined therein (as the same may from time to time be amended, restated, supplemented or otherwise modified, the “Note”). All capitalized terms not defined herein shall have the meaning ascribed to them in the Note.

1. Joinder in the Note. The undersigned hereby agrees that on and after the date hereof, it shall be [an “Obligor”] [and] [a “Payee”] under and as defined in the Note, and hereby agrees to perform all of the obligations of [an Obligor [and] [a Payee] thereunder and agrees that it shall comply with and be fully bound by the terms of the Note as if it had been a signatory thereto as of the date thereof; provided that the representations and warranties made by the undersigned thereunder shall be deemed true and correct as of the date of this Joinder.

2. Unconditional Joinder. The undersigned acknowledges that the undersigned’s obligations as a party to this Joinder are unconditional and are not subject to the execution of one or more Joinders by other parties. The undersigned further agrees that it has joined and is fully obligated as [an Obligor] [and] [a Payee] under the Note.

3. Incorporation by Reference. All terms and conditions of the Note are hereby incorporated by reference in this Joinder as if set forth in full.

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Joinder as of the day and year first above written.

[ ]

By:
Name:
Title:

Ex. A-6

Exhibit A to the

Collateral Agreement

NOTE POWER

For value received, each of the parties listed below (each, a “Note Party”), transfers and assigns unto _______________________________________________________________________________, all of its right, title and interest in that certain Master Intercompany Note dated August 13, 2009 (the “Note”), and does hereby irrevocably constitute and appoint _________________________ attorney to transfer the Note with full power of substitution in the premises.

Dated

AFFINIA GROUP INTERMEDIATE HOLDINGS INC.

By:
Name:
Title:

AFFINIA GROUP INC.

By:
Name:
Title:

AFFINIA INTERNATIONAL HOLDINGS CORP.

By:
Name:
Title:

AFFINIA CANADA GP CORP.

By:
Name:
Title:

AFFINIA PRODUCTS CORP LLC

By:
Name:
Title:

Ex. A-

Exhibit A to the

Collateral Agreement

IROQUOIS TOOL SYSTEMS, INC.

By:
Name:
Title:

WIX FILTRATION CORP LLC

By:
Name:
Title:

WIX FILTRATION MEDIA SPECIALISTS, INC.

By:
Name:
Title:

KRIZMAN INTERNATIONAL, INC.

By:
Name:
Title:

AUTOMOTIVE BRAKE COMPANY INC.

By:
Name:
Title:

BRAKE PARTS INC.

By:
Name:
Title:

Ex. A-

Exhibit B to the

Collateral Agreement

FORM OF COLLATERAL AGREEMENT SUPPLEMENT

SUPPLEMENT NO. [—] (this “Supplement”) dated as of [—], 200[—] to the Collateral Agreement dated as of August 13, 2009 (the “Collateral Agreement”), among AFFINIA GROUP INC., a Delaware corporation (the “Issuer”), AFFINIA INTERMEDIATE HOLDINGS INC., a Delaware company (“Holdings”), each Subsidiary of the Issuer from time to time party thereto (each such Subsidiary individually a “Subsidiary Grantor” and collectively, the “Subsidiary Grantors”; the Subsidiary Grantors, the Issuer and Holdings are referred to collectively herein as the “Grantors”) and WILMINGTON TRUST FSB, as Noteholder Collateral Agent (in such capacity, the “Noteholder Collateral Agent”) for the Secured Parties.

Reference is made to the Indenture, dated as of August 13, 2009 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”), among the Issuer, the other Guarantors party thereto and Wilmington Trust FSB as Noteholder Collateral Agent and Trustee. Terms defined in the Collateral Agreement or the Indenture and not otherwise defined herein are used herein as defined in the Collateral Agreement or the Indenture, as applicable.

The Grantors have entered into the Collateral Agreement in order to induce the Initial Purchasers to purchase the Notes and the Trustee and Noteholder Collateral Agent to enter into the Indenture. Section 19(b) of the Collateral Agreement provides that additional Persons may become Grantors under the Collateral Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Indenture.

SECTION 1. In accordance with Section 19(b) of the Collateral Agreement, the New Subsidiary by its signature below becomes a Grantor under the Collateral Agreement with the same force and effect as if originally named therein as a Grantor and the New Subsidiary hereby (a) agrees to all terms and provisions of the Collateral Agreement applicable to it as a Grantor thereunder and represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof. In furtherance for the foregoing, the New Subsidiary, as security for the payment and performance in full of the Secured Obligations (as defined in the Collateral Agreement), does hereby create and grant to the Noteholder Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all the New Subsidiary’s right, title and interest in and to the Collateral (as defined in the Collateral Agreement) of the New Subsidiary. The Collateral Agreement is hereby incorporated herein by reference.

SECTION 2. The New Subsidiary has delivered concurrently herewith a supplement to the Perfection Certificate attaching supplemental schedules 1 through [14] to the Perfection Certificate. Such supplemental Perfection Certificate has been duly prepared, completed and executed by the undersigned and the information set forth therein, including the exact legal name of the undersigned, its jurisdiction of organization and its organizational number, is true, accurate and complete.

Ex. B-1

Exhibit B to the

Collateral Agreement

SECTION 3. The New Subsidiary represents and warrants to the Noteholder Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 4. Except as expressly supplemented hereby, the Collateral Agreement shall remain in full force and effect.

SECTION 5. This Collateral Agreement Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Collateral Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of an particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. This New Subsidiary agrees to reimburse the Noteholder Collateral Agent for its out-of-pocket expenses in connection with this Supplement, including the fees, other chargers and disbursements of counsel for the Noteholder Collateral Agent.

Reference is made to the Lien Subordination and Intercreditor Agreement dated as of August 13, 2009, among Bank of America, N.A., as Collateral Agent for the Revolving Facility Secured Parties referred to therein, Wilmington Trust FSB, as Trustee and as Noteholder Collateral Agent, Affinia Group Intermediate Holdings Inc., Affinia Group Inc. and the subsidiaries of Affinia Group Inc. named therein (the “Intercreditor Agreement”). Notwithstanding any other provision contained herein, this Agreement, the Liens created hereby and the rights, remedies, duties and obligations provided for herein are subject in all respects to the provisions of the Intercreditor Agreement and, to the extent provided therein, the applicable Senior Secured Obligations Security Documents (as defined in the Intercreditor Agreement). In the event of any conflict or inconsistency between the provisions of this Agreement and the Intercreditor Agreement, the provisions of the Intercreditor Agreement shall control.

Ex. B-2

Exhibit B to the

Collateral Agreement

IN WITNESS WHEREOF, the New Subsidiary and the Noteholder Collateral Agent have duly executed this Supplement to the Collateral Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY],

by
Name:
Title:
Address:
Legal Name:

Jurisdiction of Formation:

WILMINGTON TRUST FSB, AS NOTEHOLDER COLLATERAL AGENT,

by
Name:
Title:

Ex. B-